PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED APRIL 8, 1997)


                                  $1,408,404,075.83

                              GMAC 1997-A GRANTOR TRUST

                      6.50% ASSET BACKED CERTIFICATES, CLASS A

                           CAPITAL AUTO RECEIVABLES, INC.
                                       SELLER

                        GENERAL MOTORS ACCEPTANCE CORPORATION
                                      SERVICER



      The 6.50% Asset Backed Certificates (the "Certificates") will consist of two classes of Certificates, the Class A Certificates and the Class B Certificates. Only the Class A Certificates are being offered hereby. The Class A Certificates will evidence in the aggregate an undivided ownership interest of 93.75% in the GMAC 1997-A Grantor Trust (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement to be entered into among Capital Auto Receivables, Inc., as Seller (the "Seller"), General Motors Acceptance Corporation, as Servicer (the "Servicer") and The First National Bank of Chicago, as Trustee (the "Trustee"). The rights of the Class B Certificateholders to receive distributions with respect to the Receivables are subordinated to the rights of the Class A Certificateholders, to the extent described herein.

      Principal, and interest to the extent of the Pass Through Rate of 6.50% per annum, will be distributed on the 15th day of each month (or the next following business day) beginning May 15, 1997 (each a "Distribution Date"). The Trust property will include a pool of retail instalment sale contracts secured by automobiles and light trucks (the "Receivables"), certain monies due or received thereunder on and after April 1, 1997, security interests in the vehicles financed thereby and certain other property. The aggregate amount financed under the Receivables is $1,502,297,680.89. The final scheduled Distribution Date on the Certificates will be April 15, 2002.

      There is currently no secondary market for the Certificates. The Underwriters expect to make a market in the Class A Certificates, but are not obligated to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue. The Class A Certificates will not be listed on any securities exchange.

      The Class A Certificates initially will be represented by Certificates registered in the name of Cede & Co., the nominee of DTC. The interests of beneficial owners of the Class A Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under limited circumstances.

PROCEEDS OF THE ASSETS OF THE TRUST AND CERTAIN LIMITED AMOUNTS ON DEPOSIT IN THE SUBORDINATION SPREAD ACCOUNT ARE THE SOLE SOURCES OF PAYMENTS ON THE CLASS A CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF, AND ARE NOT INSURED OR GUARANTEED BY, GENERAL MOTORS ACCEPTANCE CORPORATION, CAPITAL AUTO RECEIVABLES, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

===========================================================================
                          PRICE TO        UNDERWRITING     PROCEEDS TO
                           PUBLIC           DISCOUNT         SELLER(1)
---------------------------------------------------------------------------
Per Class A Certificate  99.9721149%        0.175%        99.7971149%
---------------------------------------------------------------------------
Total                    $1,408,011,340.95  $2,464,707.14 $1,405,546,633.81
===========================================================================
 (1) Before deducting expenses payable by the Seller estimated to be $700,000.00.

      The Class A Certificates are offered subject to receipt and acceptance by the Underwriters, to prior sale and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Class A Certificates will be made in book-entry form through the facilities of DTC, on or about April 15, 1997, against payment therefor in immediately available funds.

MERRILL LYNCH & CO.
     CREDIT SUISSE FIRST BOSTON
          J.P. MORGAN & CO.
              MORGAN STANLEY & CO.
                     INCORPORATED
                     SALOMON BROTHERS INC

              The date of this Prospectus Supplement is April 8, 1997.

      THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE SELLER PURSUANT TO ITS PROSPECTUS DATED APRIL 8, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

      UNTIL JULY 6, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING STABILIZING TRANSACTIONS AND SYNDICATE COVERING TRANSACTIONS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                                  THE CERTIFICATES

      The Certificates are a series of Certificates described in the attached Prospectus. The Series of Certificates consists of two classes, entitled 6.50% Asset Backed Certificates, Class A (the "Class A Certificates") and 6.50% Asset Backed Certificates, Class B (the " Class B Certificates"). Only the Class A Certificates are being offered hereby. The Class B Certificates are not being offered hereby and initially will be held by the Seller. The Certificates will be issued by the GMAC 1997-A Grantor Trust (the "Trust") to be formed by Capital Auto Receivables, Inc. (the "Seller") pursuant to a Pooling and Servicing
Agreement between the Seller, General Motors Acceptance Corporation (the "Servicer") and The First National Bank of Chicago, as Trustee (the "Trustee"), which incorporates the GMAC Grantor Trusts Standard Terms and Conditions of Agreement Effective June 1, 1996 (together, the "Agreement") to be dated as of April 15, 1997 (the "Closing Date"). In addition to the terms and conditions set forth below, reference is made to the Prospectus for the terms and conditions of the Certificates.


Aggregate Amount Financed. . . . . . . . . . . . . .   $  1,502,297,680.89

Class A Percentage . . . . . . . . . . . . . . . . .                93.75%

Initial Class A Certificate Balance. . . . . . . . .   $  1,408,404,075.83

Class B Percentage . . . . . . . . . . . . . . . . .                 6.25%

Initial Class B Certificate Balance. . . . . . . . .   $     93,893,605.06

Pass Through Rate  . . . . . . . . . . . . . . . . .                 6.50%

Cutoff Date  . . . . . . . . . . . . . . . . . . . .         April 1, 1997

Subordination Initial Deposit. . . . . . . . . . . .   $      2,253,446.52

Minimum Subordination Spread Amount. . . . . . . . .   $     11,267,232.61

Maximum Subordination Spread Amount. . . . . . . . .   $     48,824,674.63

Specified Subordination Percentage . . . . . . . . .                 9.50%

Trigger Subordination Spread Amount. . . . . . . . .   $    150,000,000.00

Basic Servicing Fee Rate . . . . . . . . . . . . . .                 1.00%

      The final Distribution Date, assuming all payments are made on Simple Interest Receivables on their respective due dates and the Servicer does not exercise its option to purchase the Receivables as described under the caption "Termination" in the Prospectus, is expected to be April 15, 2002.

                                THE RECEIVABLES POOL

      The Receivables to be included in the Receivables Pool related to this Series of Certificates were selected from the Servicer's portfolio based on several criteria, including that each such Receivable (i) has a first payment due date on or after January 1, 1994, (ii) has an original term of 6 to 60 months, (iii) provides for finance charges at an annual percentage rate between 6.0% and 20.0%, (iv) as of the Cutoff Date, was not more than 29 days past due and (v) satisfies the other criteria set forth in the Prospectus under the caption "The Receivables." As of the Cutoff Dates, Scheduled Interest Receivables represented approximately 49.6% of the Receivables Pool by aggregate principal balance, with the remainder being Simple Interest receivables.

      The Aggregate Amount Financed under the Receivables is $1,502,297,680.89. The Receivables Pool has an average annual percentage rate of 11.33% and a weighted average remaining maturity of 43.70 months. The composition and distribution by annual percentage rate of the Receivables Pool are as set forth in the following tables:


                       COMPOSITION OF THE RECEIVABLES POOL

Weighted
Average
Annual                                                                Weighted
Percentage                                              Weighted      Average        Scheduled
Rate of      Aggregate          Number of   Average     Average       Remaining      Weighted
Receivables  Amount             Contracts   Amount      Original      Maturity       Average
(Range)      Financed           in Pool     Financed    Maturity      (Range)        Life (1)
-----------  -----------------  ---------   ----------  ------------  ------------   ---------
 11.33%      $1,502,297,680.89  130,485     $11,513.18  55.58 months  43.70 months   24.10
months


(6.0% to 20.0%)                                                   (6 to 60 months)
----------
(1)   Based on Scheduled  Payments due on and after the Cutoff Date and assuming that no prepayments on the  Receivables  are made and that all payments on
      Simple Interest Receivables are received on their respective due dates.


           Distribution by Annual Percentage Rate of the Receivables Pool


                                                           Percentage of
Annual Percentage       Number of         Amount          Aggregate Amount
   Rate Range           Contracts         Financed            Financed
-------------------     ----------        --------        -----------------
 6.00% to 7.00%.........  2,170     $   16,158,928.29            1.1%
 7.01  to 8.00..........  6,317         63,377,719.73            4.2
 8.01  to 9.00.......... 17,593        225,143,816.54           15.0
 9.01 to 10.00.......... 26,638        334,912,127.88           22.3
10.01 to 11.00.......... 22,723        272,953,307.25           18.2
11.01 to 12.00.......... 13,343        156,678,329.90           10.4
12.01 to 13.00..........  9,702        106,195,201.49            7.1
13.01 to 14.00..........  6,631         70,525,032.31            4.7
14.01 to 15.00..........  5,395         57,047,579.40            3.8
15.01 to 16.00..........  4,638         48,151,236.14            3.2
16.01 to 17.00..........  3,964         39,349,521.73            2.6
17.01 to 18.00..........  4,236         42,735,614.57            2.8
18.01 to 19.00..........  4,409         43,739,580.81            2.9
19.01 to 20.00..........  2,726         25,329,684.85            1.7
                        -------     -----------------          -----
      TOTAL             130,485     $1,502,297,680.89          100.0%
                        =======     =================          =====

      The Receivables Pool includes Receivables originated in 46 states and the District of Columbia. The following table sets forth the percentage of the Aggregate Amount Financed in the states with the largest concentration of Receivables. No other state accounts for more than 4.0% of the Aggregate Amount Financed.

                                      Percentage of Aggregate
       State(1)                            Amount Financed
       --------                       -----------------------
      Texas..................................   12.9%
      California.............................   10.3
      Florida................................    7.2
      Georgia................................    6.9
      Michigan...............................    6.4
---------
(1) Based on billing address of the obligors on the Receivables.

      Approximately 60.0% of the aggregate principal balance of the Receivables, constituting 53.4% of the number of Receivables, as of the Cutoff Date, represent Receivables secured by new vehicles. The remainder are secured by used vehicles.


DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

      Set forth below is certain information concerning GMAC's experience in the United States pertaining to delinquencies on new and used retail automobile and light truck receivables and repossessions and net loss information relating to its entire vehicle portfolio (including receivables previously sold which General Motors Acceptance Corporation continues to service). There can be no assurance that the delinquency, repossession and net loss experience on the Receivables Pool will be comparable to that set forth below.


                                         YEARS ENDED DECEMBER 31
                               --------------------------------------------
                               1996      1995      1994      1993      1992
                               --------------------------------------------
NEW AND USED VEHICLE
CONTRACTS
Total Retail Contracts
Outstanding at End of the
Period (in thousands)..        3,005     3,518     3,892     4,589    5,217

Average Daily Delinquency
31-60 Days.............        3.14%     2.75%     2.32%     2.35%    2.43%
61-90 Days ............        0.22      0.19      0.12      0.11     0.12
91 Days or More .......        0.03      0.02      0.02      0.02     0.02

Percent of Portfolio with
Recourse to Dealers at
End of the Period .....        1.9%      2.4%      3.6%      4.1%     6.0%

Repossessions as a Percent
of Average Number of
Contracts Outstanding .        3.59      3.07      2.31      2.17     2.41
Net Losses as a Percent of
Liquidations (1) ......        2.64      1.57      0.96      1.03     1.46

Net Losses as a Percent of
Average Receivables (1).       1.58      0.95      0.57      0.64     0.89

-----------
(1)   Percentages based on gross accounts receivable including unearned income.

      The net loss figures above reflect the fact that General Motors Acceptance Corporation had recourse to dealers on a portion of its retail instalment sale contracts. The percentage of aggregate Amount Financed with recourse to dealers in the Receivables Pool is 0.18%. General Motors Acceptance Corporation applies the same underwriting standards to the purchase of contracts without regard to whether dealer recourse is provided. Based on its experience, General Motors Acceptance Corporation believes that there is no material difference between the rates of delinquency and repossession on contracts with recourse against dealers as compared to contracts without recourse against dealers. However, the net loss experience of contracts without recourse against dealers is higher than that of contracts with recourse against dealers because, under its recourse obligation, the dealer is responsible to General Motors Acceptance Corporation for payment of the unpaid balance of the contract, provided General Motors Acceptance Corporation retakes the car from the obligor and returns it to the dealer within a specified time.

                                ERISA CONSIDERATIONS

       The Exemption described in the Prospectus under the caption "ERISA Considerations" refers to the exemption granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated [Prohibited Transaction Exemption 90-29; Exemption Application No. D-8012; 55 Fed. Reg. 21,459 (1990)].


                                    UNDERWRITING

      Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the Seller has agreed to sell to each of the Underwriters named below, and each of the Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative (the "Representative"), has severally agreed to purchase from the Seller, the principal amount of Class A Certificates set forth opposite its name below:

                                                       AGGREGATE PRINCIPAL
                                                        AMOUNT OF CLASS A
                                                          CERTIFICATES
     UNDERWRITERS                                       TO BE PURCHASED
     ------------                                      -------------------

Merrill Lynch, Pierce, Fenner & Smith Incorporated.....$   281,680,815.83
Credit Suisse First Boston Corporation.................    281,680,815.00
J.P. Morgan Securities Inc. ...........................    281,680,815.00
Morgan Stanley & Co. Incorporated......................    281,680,815.00
Salomon Brothers Inc ..................................    281,680,815.00
                                                       -------------------
TOTAL                                                  $ 1,408,404,075.83
                                                       ===================

      The Seller has been advised by the Representative that the several Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page hereof, and to certain dealers at such price less a concession not in excess of 0.125% of the Class A Certificate denominations. The Underwriters may allow and such dealers may reallow a concession not in excess of 0.100% of the Class A Certificate denominations to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

      The Representative, on behalf of the Underwriters, may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Class A Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the Class A Certificates to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

                                   LEGAL OPINIONS

      In addition to the legal opinions described in the Prospectus, certain legal matters relating to the Certificates will be passed upon for the Underwriters by Mayer, Brown & Platt. Mayer, Brown & Platt has from time to time represented, and is currently representing, General Motors Corporation and certain of its affiliates.

                                --------------------

      Until July 6, 1997, all dealers effecting transactions in the Class A Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                  $1,408,404,075.83

                              GMAC 1997-A GRANTOR TRUST

                                 6.50% ASSET BACKED
                                CERTIFICATES, CLASS A

                           CAPITAL AUTO RECEIVABLES, INC.
                                       SELLER

                        GENERAL MOTORS ACCEPTANCE CORPORATION
                                      SERVICER


                                ---------------------
                                PROSPECTUS SUPPLEMENT
                                ---------------------


                                 MERRILL LYNCH & CO.
                             CREDIT SUISSE FIRST BOSTON
                                  J.P. MORGAN & CO.
                          MORGAN STANLEY & CO. INCORPORATED
                                SALOMON BROTHERS INC



                                       April 8, 1997

PROSPECTUS

                                 GMAC GRANTOR TRUSTS
                         ASSET BACKED CERTIFICATES, CLASS A
                            ----------------------------
                           CAPITAL AUTO RECEIVABLES, INC.
                                       SELLER
                            -----------------------------

                        GENERAL MOTORS ACCEPTANCE CORPORATION
                                      SERVICER
                              ------------------------
      The Asset Backed Certificates (the "CERTIFICATES") described herein may be sold from time to time in one or more series, in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "PROSPECTUS SUPPLEMENT"). Each series of Certificates will consist of two classes of Certificates, the Class A Certificates and the Class B Certificates.

      The Class A Certificates of any series will evidence in the aggregate an undivided ownership interest of the Class A Percentage (as defined in the related Prospectus Supplement) in the grantor trust to be formed with respect to such series (a "TRUST"). The property of each Trust will include a pool of retail instalment sale contracts secured by automobiles and light trucks (the "RECEIVABLES"), certain monies due or received thereunder on and after the Cutoff Date set forth in the related Prospectus Supplement, security interests in the vehicles financed thereby and certain other property. Each Trust will be formed pursuant to a Pooling and Servicing Agreement (an "AGREEMENT") to be entered into among Capital Auto Receivables, Inc., as Seller (the "SELLER"), General Motors Acceptance Corporation, as Servicer (the "SERVICER"), and The First National Bank of Chicago, as Trustee (the "TRUSTEE").

      Principal and interest, to the extent of the Pass Through Rate set forth in the related Prospectus Supplement, with respect to the Receivables held by the related Trust will be distributed on the 15th day of each month (or the next business day) beginning on the date set forth in the related Prospectus Supplement (each, a "DISTRIBUTION DATE"). The rights of Class B Certificateholders to receive distributions will be subordinated to the rights of the related Class A Certificateholders to the extent described herein.

      THE  ONLY  OBLIGATIONS  OF THE  SELLER  OR OF  GENERAL  MOTORS  ACCEPTANCE
CORPORATION AS ORIGINATOR OF RECEIVABLES WITH RESPECT TO A SERIES OF CERTIFICATES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES MADE BY SUCH PARTY. GENERAL MOTORS ACCEPTANCE CORPORATION WILL BE THE SERVICER FOR EACH SERIES. THE OBLIGATIONS OF THE SERVICER WILL BE LIMITED TO ITS CONTRACTUAL SERVICING OBLIGATIONS (WHICH INCLUDE ITS LIMITED OBLIGATION TO MAKE CERTAIN ADVANCES IN THE EVENT OF PAYMENTS ON RECEIVABLES THAT ARE NOT TIMELY).

      There will be no secondary market for the Certificates prior to the offering thereof. There can be no assurance that a secondary market for the Certificates will develop or, if it does develop, that it will continue. The Certificates will not be listed on any securities exchange.

       Unless otherwise provided in the related Prospectus Supplement, the Class A Certificates initially will be represented by Certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Class A Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under limited circumstances.
                                      ---------

PROCEEDS OF THE ASSETS OF EACH TRUST AND CERTAIN LIMITED AMOUNTS ON DEPOSIT IN A SUBORDINATION SPREAD ACCOUNT ARE THE SOLE SOURCES OF PAYMENTS ON THE RELATED CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF, AND ARE NOT INSURED OR GUARANTEED BY, GENERAL MOTORS ACCEPTANCE CORPORATION, CAPITAL AUTO RECEIVABLES, INC. OR ANY OF THEIR RESPECTIVE AFFILIATES.
                                      ---------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                      ---------

      Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

                    The date of this Prospectus is April 8, 1997.

                                     ----------

                                AVAILABLE INFORMATION

      Capital Auto Receivables, Inc., as originator of each Trust, has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "REGISTRATION STATEMENT") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), with respect to the Class A Certificates offered
pursuant  to  this  Prospectus.  This  Prospectus,   which  forms  part  of  the
Registration Statement, does not contain all of the information in the Registration Statement and is qualified by reference to the Registration Statement. The Registration Statement is available for inspection without charge at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Seller will provide, without charge, to each person to whom this Prospectus is delivered, upon the written request of such person, a copy of any such document incorporated by reference herein, other than exhibits to such documents not specifically described above. Requests should be directed to the Seller, in care of General Motors Acceptance Corporation, as Servicer, 3044 West Grand
Boulevard, Detroit, Michigan 48202. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

                REPORTS TO CLASS A CERTIFICATEHOLDERS BY THE TRUSTEE

      Unless otherwise provided in the related Prospectus Supplement, the Trustee for the Class A Certificateholders and Class B Certificateholders
(collectively, the "CERTIFICATEHOLDERS") will provide to such Class A Certificateholders (which, unless otherwise provided in the related Prospectus Supplement, will be Cede & Co. as nominee of DTC unless Definitive Certificates are issued under the limited circumstances described herein) unaudited monthly and annual reports concerning the Receivables. See "The Certificates -- Statements to Class A Certificateholders." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Each Trust will file with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      All reports and other documents filed by the Seller with respect to the Trust pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be part hereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                 PROSPECTUS SUMMARY

      This Prospectus Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to the Certificates contained in the related
Prospectus Supplement to be prepared and delivered in connection with the offering of such series. Certain capitalized terms used in this Prospectus Summary are defined elsewhere in this Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Terms."


Issuer..............With respect  to each  series  of  Certificates,  a grantor trust trust (a "TRUST") will be formed by Capital Auto Receivables, Inc.
                    (the  "SELLER")  pursuant  to a Pooling  and  Servicing  Agreement between the Seller,  General  Motors  Acceptance  Corporation,  as
                    Servicer (the  "Servicer") and The First National Bank of Chicago,
                    as Trustee (the  "TRUSTEE"),  which  incorporates the GMAC Grantor
                    Trust  Standard  Terms  and  Conditions  of  Agreement  identified therein (together,  an "AGREEMENT"),  to be dated the Closing Date
                    (as defined in the related Prospectus Supplement).

Seller..............Capital Auto Receivables,  Inc., a wholly-owned subsidiary of
                    General Motors Acceptance Corporation.

Servicer............General Motors Acceptance Corporation, a wholly-owned subsidiary subsidiary of General Motors Corporation.

Securities Offered..Each series  of  Certificates  will  consist of two classes, the
                    Asset Backed  Certificates,  Class A (the "CLASS A  CERTIFICATES")
                    and  the  Asset  Backed  Certificates,   Class  B  (the  "CLASS  B
                    CERTIFICATES"),   in  each  case  as  designated  in  the  related
                    Prospectus   Supplement.   Each   Certificate  will  represent  an
                    undivided ownership interest in the related Trust. The property of each Trust will  include a pool (a  "RECEIVABLES  POOL") of retail instalment  sale contracts for  automobiles  and light trucks (the
                    "RECEIVABLES"),  certain monies due or received  thereunder on and after  the  Cutoff  Date (as  defined  in the  related  Prospectus
                    Supplement),  security  interests in the vehicles financed thereby
                    (the "FINANCED VEHICLES"),  certain bank accounts and the proceeds thereof,  any proceeds from claims on certain  insurance  policies and certain rights under the related Purchase Agreement.  See "The
                    Trust."  Unless  otherwise  provided  in  the  related  Prospectus
                    Supplement,  the  Class A  Certificates  will be  issued  in fully registered  form in minimum  denominations  of $1,000 and integral multiples thereof.

                    For any  series,  the Class A  Certificates  will  evidence in the
                    aggregate  an  undivided   ownership   interest  of  the  Class  A
                    Percentage  (as defined in the related  Prospectus  Supplement) of the related  Trust and the Class B  Certificates  will evidence in the  aggregate  an  undivided  ownership  interest  of the Class B
                    Percentage  (as defined in the related  Prospectus  Supplement) of such Trust.  The Class B Certificates  will be subordinated to the
                    Class A Certificates of the related series to the extent described herein.

Interest............With  respect  to each  series  of  Certificates,  on each
                    Distribution Date,  interest will be passed through to the holders
                    of   record   of   Class   A    Certificates    (the    "CLASS   A
                    CERTIFICATEHOLDERS")  as of the  day  immediately  preceding  such
                    Distribution Date (or, if Definitive  Certificates are issued, the last day of the preceding  Monthly  Period)(the  "RECORD DATE") at the  Pass  Through  Rate (as  defined  in the  related  Prospectus
                    Supplement)  on the Class A Certificate  Balance.  Interest on the
                    Class A Certificates will accrue from the most recent Distribution
                    Date on which  interest has been paid to but excluding the current
                    Distribution  Date, to the extent of funds  available from (i) the
                    Class  A  Percentage   of  the   Available   Interest,   (ii)  the
                    Subordination  Spread Account and (iii) the Class B  Distributable
                    Amount. The "CLASS A CERTIFICATE  BALANCE" will equal,  initially, the applicable Class A Percentage of the Aggregate Amount Financed
                    and thereafter,  except as provided in the related Agreement, will equal the  initial  Class A  Certificate  Balance  reduced  by all principal  distributions  on the Class A Certificates.  A "MONTHLY
                    PERIOD" with respect to a  Distribution  Date will be the calendar month preceding the month in which such  Distribution Date occurs.
                    See "The Certificates" and "Federal Income Tax Consequences."

Principal...........With  respect  to each  series  of  Certificates,  on each
                    Distribution  Date,  the Trustee will pass through and  distribute pro rata to Class A Certificateholders as of the Record Date, with respect to Scheduled Interest Receivables,  all Scheduled Payments
                    of principal, the principal portion of all prepayments in full and certain  partial  prepayments  received during the related Monthly
                    Period  and,  with  respect to Simple  Interest  Receivables,  all payments  allocable to principal  that are received by the Trustee during the related Monthly  Period,  in each case to the extent of funds  available  from (i) the Class A Percentage of the Available
                    Principal,  (ii) the  Subordination  Spread  Account and (iii) the
                    remainder of the Total Available  Amount.  See "The  Certificates"
                    and "The Receivables Pool."

Receivables.........The aggregate  Amount Financed under the Receivables  held by each
                    Trust  (the  "AGGREGATE  AMOUNT  FINANCED")  will  be  the  amount specified in the related  Prospectus  Supplement.  Each Receivable will  be  either  a  Scheduled  Interest  Receivable  or a  Simple
                    Interest Receivable.  All of the Receivables will be prepayable at any time without  penalty to the obligor.  See "The  Receivables."
                    Information with respect to each Receivables  Pool,  including the weighted  average annual  percentage rate and the weighted average remaining  maturity,  will be set forth in the related  Prospectus
                    Supplement.

Subordination.......The  rights of the  holders of Class B  Certificates (the "CLASS B
                    CERTIFICATEHOLDERS")  to receive distributions to which they would otherwise be entitled with respect to the Receivables  held by the related  Trust will be  subordinated  to the rights of the related
                    Class A Certificateholders, as described herein.

Subordination
Spread Account......A  Subordination  Spread Account for each series will be created be  created  with an  initial  deposit  by the  Seller  of cash or certain  investments  maturing on or prior to the related  initial
                    Distribution  Date and having a value  equal to the  Subordination
                    Initial Deposit (as defined in the related Prospectus Supplement).
                    The funds in each Subordination  Spread Account will thereafter be supplemented by the deposit of amounts otherwise  distributable to the related Class B  Certificateholders  until the amount of funds in such  Subordination  Spread Account  reaches an amount equal to the applicable  Specified  Subordination  Spread Account  Balance.
                    Thereafter,   amounts  otherwise  distributable  to  the  Class  B
                    Certificateholders  will be deposited in the Subordination  Spread
                    Account to the extent necessary to maintain the amount of funds in such  Subordination  Spread  Account  at an  amount  equal  to the
                    Specified  Subordination  Spread Account Balance.  Amounts in each
                    Subordination  Spread  Account  on any  Distribution  Date  (after giving effect to all distributions made on such Distribution Date)
                    in excess of the Specified  Subordination  Spread Account  Balance
                    for such Distribution Date generally will be released to the Class
                    B   Certificateholders   of  the  related  Trust.  The  "SPECIFIED
                    SUBORDINATION   SPREAD  ACCOUNT   BALANCE"  with  respect  to  any
                    Distribution  Date  will be  equal  to the  Minimum  Subordination
                    Spread Amount (as defined in the related  Prospectus  Supplement), subject to adjustment  in the manner  described  herein.  See "The
                    Certificates  --   Subordination  of  the  Class  B  Certificates;
                    Subordination  Spread  Account."  In no event  will the  Specified
                    Subordination  Spread  Account  Balance  be more than the  Maximum
                    Subordination  Spread Amount (as defined in the related Prospectus
                    Supplement) or less than the Minimum  Subordination Spread Amount.
                    As of any  Distribution  Date,  the  amount of funds  actually  on deposit  in the  Subordination  Spread  Account  may,  in  certain circumstances,  be less than the  Specified  Subordination  Spread
                    Account Balance.

                    Each  Subordination  Spread  Account will be  maintained  with the
                    Trustee as a segregated trust account, but will not be part of the related Trust.

Monthly Advances....With  respect  to any  series  of Certificates, the Servicer each month will  advance to the  related  Trust,  with  respect to each
                    Scheduled Interest Receivable,  that portion of Scheduled Payments that was not timely made (a  "SCHEDULED  INTEREST  ADVANCE").  The
                    Servicer will be entitled to reimbursement of a Scheduled Interest
                    Advance  from  subsequent  payments  and  collections  on or  with respect to the  Receivables.  The Servicer will not be required to make any Scheduled Interest Advance to the extent that it does not expect to recover  such  Advance from  subsequent  collections  or recoveries  on the  Receivables.  With respect to Simple  Interest
                    Receivables,  the Servicer  will advance each month the  aggregate interest shortfall, if any, resulting from payments being received other  than on their  respective  due  dates (a  "SIMPLE  INTEREST
                    ADVANCE"  and  together  with  a  Scheduled  Interest  Advance,  a
                    "MONTHLY ADVANCE"). Any monthly surplus resulting from payments on
                    Simple Interest Receivables being received other than on their due dates ("EXCESS SIMPLE INTEREST  COLLECTIONS")  will be paid to the
                    Servicer. See "The Certificates--Monthly Advances."

Total Servicing
Fee.................With respect to each series of Certificates,  the Servicer will receive  each month a fee for  servicing  the related  Receivables equal to the sum of (i) the  product of  one-twelfth  of the Basic
                    Servicing   Fee  Rate  (as  defined  in  the  related   Prospectus
                    Supplement) and the aggregate Principal Balance as of the last day of the preceding  Monthly Period,  (ii) any interest earned on the amounts deposited in the Collection  Account and the Payment Ahead
                    Servicing  Account  and (iii) to the extent  payable  as  provided herein,  Additional Servicing.  In addition,  the Servicer will be
                    entitled   to  any  late  fees,   prepayment   charges  and  other
                    administrative  fees and  expenses  or similar  charges  collected during  such  Monthly  Period.  See  "The  Certificates--Servicing
                    Compensation and Payment of Expenses."

Optional Purchase...With respect to each series of Certificates, the  Servicer  may purchase all of the  property of the related  Trust as of the last day of the related  Monthly Period on or after which the aggregate
                    Principal  Balance  declines  below  10% of the  Aggregate  Amount
                    Financed.  In each such case,  the purchase price will be equal to the  aggregate  of the  Administrative  Purchase  Payment plus the appraised  value of any other  property held as part of such Trust
                    (less     related     Liquidation     Expenses).      See     "The
                    Certificates--Termination."

Trustee.............The First National Bank of Chicago.

Tax Status..........In the  opinion of Kirkland & Ellis,  special  counsel for the
                    Seller,  each Trust will  constitute  a grantor  trust for federal income tax purposes and will not be subject to federal income tax.
                    Class A Certificate Owners must report their respective  allocable shares of all income earned on the related Trust assets (except to the extent,  that  "stripped  coupon" or other amounts are treated for tax  purposes  as  retained by the  Seller),  and,  subject to certain limitations on individuals, estates and trusts, may deduct their  respective  allocable  shares of  reasonable  servicing and other  fees.  Individuals  should  consult  their tax  advisors to determine the federal,  state, local and other tax consequences of
                    the   purchase,   ownership  and   disposition   of  the  Class  A
                    Certificates.  Prospective  investors  should note that no rulings have been or will be sought from the Internal Revenue Service (the
                    "SERVICE")   with  respect  to  any  of  the  federal  income  tax
                    consequences  discussed herein, and no assurance can be given that the Service will not take contrary positions.  See "Federal Income
                    Tax Considerations."

ERISA
Considerations......As described  herein and in the Prospectus  Supplement,  the Class
                    A Certificates may be purchased by employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as
                    amended.  Any benefit plan fiduciary  considering  the purchase of
                    Class A Certificates should, among other things,  consult with its counsel in determining  whether all required  conditions have been satisfied. See "ERISA Considerations."

Rating..............As a condition of issuance, the Class A Certificates of each series will be rated  in the  highest  rating  category  by at least  one nationally  recognized rating agency. There is no assurance that a rating  will not be lowered  or  withdrawn  by a rating  agency if circumstances  so warrant.  In the event that the rating initially assigned to any Class A Certificates is  subsequently  lowered for any  reason,  no  person or entity is  obligated  to  provide  any additional credit enhancement.

                    The rating of any series does not constitute a  recommendation  to buy the  Certificates,  and such rating does not address the price of such  Certificates or the  suitability of such  Certificates to the  investor.  The rating  addresses  the  likelihood of ultimate payment of principal  and interest on the  Certificates,  but does not address the timing of such payments.

                              ------------------------






                                     THE TRUSTS

      With respect to each series of Certificates, the Seller will establish a Trust by selling and assigning the Trust property to the Trust in exchange for the related Certificates. The property of each Trust will include (i) a pool (a "RECEIVABLES POOL") of retail instalment sales contracts for new and used automobiles and light trucks (the "RECEIVABLES"), all Scheduled Payments due thereunder on and after the Cutoff Date in the case of Scheduled Interest Receivables and all payments received thereunder on or after the Cutoff Date in the case of Simple Interest Receivables, in each case exclusive of any amount allocable to the premium for physical damage insurance force-placed by the Servicer, (ii) such amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Agreement and the proceeds of such accounts, (iii) security interests in the Financed Vehicles and, to the extent permitted by law, any accessions thereto, (iv) any recourse against dealers with respect to the Receivables, (v) except for those Receivables originated in Wisconsin, the right to proceeds of credit life, credit disability, physical damage or other insurance policies covering the Financed Vehicles and (vi) certain rights of the Seller under the related Purchase Agreement. The Subordination Spread Account for a series of Certificates will not be included in the property of the related Trust but will be a segregated trust account held by the Trustee for the benefit of the holders of such Certificates.

      Except as otherwise set forth in the related Prospectus Supplement, the activities of each Trust will be limited to (i) acquiring, managing and holding the related Receivables and the other assets contemplated herein and in the related Prospectus Supplement and proceeds therefrom, (ii) issuing the related Certificates and making payments and distributions thereon and (iii) engaging in other activities that are related or incidental to the foregoing and necessary, convenient or advisable to accomplish the foregoing.

      The Servicer will continue to service the Receivables held by each Trust and will receive fees for such services. See "The Certificates--Servicing Compensation and Payment of Expenses." To facilitate the servicing of the Receivables, the Trustee will authorize General Motors Acceptance Corporation, as custodian to retain physical possession of the Receivables held by each Trust and other documents relating thereto as custodian for the Trustee. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to the Trustee. In the absence of such an amendment, the Trustee may not have a perfected security interest in the Financed Vehicles in all states. The Trustee will not be responsible for the legality, validity or enforceability of any security interest in any Financed Vehicle. See "Certain Legal Aspects of the Receivables," "The Certificates--Sale and Assignment of Receivables and Warranties Thereon" and "The Certificates--Duties of the Trustee."

      If the protection provided to the Class A Certificateholders by the subordination of the related Class B Certificates and by the related Subordination Spread Account is insufficient, the Class A Certificateholders would have to look principally to the obligors on the related Receivables, the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables and the proceeds from any recourse against dealers with respect to such Receivables. In such event, certain factors, such as the
Trustee's not having perfected security interests in the Financed Vehicles in all states, may affect the ability to repossess and sell the collateral securing the Receivables, and thus may reduce the proceeds to be distributed to Certificateholders. See "The Certificates--Subordination of the Class B Certificates; Subordination Spread Account" and "Certain Legal Aspects of the Receivables."

      The principal offices of each Trust will be specified in the related Prospectus Supplement.

                                   THE RECEIVABLES

       The Receivables in each Receivables Pool have been or will be acquired by General Motors Acceptance Corporation ("GMAC") through its nationwide branch system, directly or through General Motors Corporation ("GENERAL MOTORS"), from automobile and light truck dealers pursuant to agreements with General Motors dealers and dealerships affiliated with General Motors dealers. See "The Servicer."

      The Receivables have been or will be originated by participating dealers in accordance with GMAC's requirements under the dealer agreements. The Receivables have been or will be acquired in accordance with GMAC's underwriting standards in the ordinary course of business, which evaluate the prospective purchaser's ability to pay and creditworthiness, as well as the asset value of the vehicle to be financed. GMAC's standards generally also require physical damage insurance to be maintained on each Financed Vehicle.

      The Receivables to be held by each Trust will be selected from GMAC's portfolio for inclusion in a Receivables Pool by several criteria, including that, unless otherwise provided in the related Prospectus Supplement, each such Receivable (i) is secured by a new or used vehicle, (ii) was originated in the United States, (iii) provides for level monthly payments (except for the first and last payments which may be different from the level payments) that fully amortize the amount financed over its original term to maturity and (iv) satisfies the other criteria set forth in the related Prospectus Supplement. The "AMOUNT FINANCED" with respect to a Receivable will equal the aggregate amount advanced toward the purchase price of the Financed Vehicle, including accessories, insurance premiums, service and warranty contracts and other items customarily financed as part of retail automobile instalment sale contracts and related costs, exclusive of any amount allocable to the premium for physical damage insurance covering the Financed Vehicle force-placed by GMAC, less, in the case of a Scheduled Interest Receivable, payments due from the related obligor prior to the related Cutoff Date allocable to principal and, in the case of a Simple Interest Receivable, payments received from the related obligor prior to the related Cutoff Date allocable to principal.

      "SCHEDULED INTEREST RECEIVABLES" are Receivables pursuant to which the payments due from obligors during any month (the "SCHEDULED PAYMENTS") are allocated between finance charges and principal on a scheduled basis, without regard to the period of time which has elapsed since the preceding payment was made, using the actuarial method or the method known as the Rule of 78s or sum-of-the-digits method. If an obligor elects to prepay a Scheduled Interest Receivable in full, the obligor is entitled to a rebate of the portion of monthly Scheduled Payments attributable to unearned finance charges. The amount of the rebate is determined with reference to the contract type and applicable state law. With minor variations based on state law, actuarial rebates are calculated on the basis of a constant interest rate. Rebates calculated on a Rule of 78s or sum-of-the-digits basis are smaller than the corresponding rebates under the actuarial method. Scheduled Interest Receivables provide for Rule of 78s rebates except in states that require the actuarial method. Distributions to Class A Certificateholders will not be affected by Rule of 78s rebates because all allocations with respect to Scheduled Interest Receivables for purposes of the related Trust are made using the actuarial method. The portion of a Receivables Pool which consists of Scheduled Interest Receivables will be specified in the related Prospectus Supplement.

      "SIMPLE INTEREST RECEIVABLES" are Receivables which provide for allocation of payments between finance charges and principal based on the actual date on which a payment is received. Late payments (or early payments) on a Simple Interest Receivable may result in the obligor making a greater (or smaller) number of payments than originally scheduled. The amount of any such additional payments required to pay the outstanding principal balance in full generally will not exceed the amount of any originally scheduled payment. If an obligor elects to prepay a Simple Interest Receivable in full, the obligor will not receive a rebate attributable to unearned finance charges. Instead, the obligor is required to pay finance charges only to, but not including, the date of prepayment. The amount of finance charges on a Simple Interest Receivable that would have accrued from and after the date of prepayment if all monthly payments had been made as scheduled will generally be greater than the rebate on a Scheduled Interest Receivable that provides for a Rule of 78s rebate, and will generally be equal to the rebate on a Scheduled Interest Receivable that provides for an actuarial rebate. The portion of a Receivables Pool which consists of Simple Interest Receivables will be specified in the related Prospectus Supplement.

      Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition, distribution by annual percentage rate ("APR"), states of origination and portion of such Receivables Pool secured by new vehicles and by used vehicles.

                      WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

      The weighted average life of Certificates will generally be influenced by the rate at which the principal balances of the related Receivables are paid, which payment may be in the form of scheduled amortization or prepayments (for this purpose, the term "PREPAYMENT" includes charge-offs, liquidations due to defaults and repurchases by the Seller or GMAC pursuant to the related Agreement, as well as receipt of proceeds from credit life and casualty insurance policies). All of the Receivables are prepayable at any time without penalty to the obligor. The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of the Servicer. Any reinvestment risk resulting from prepayments of Receivables will be borne entirely by the Certificateholders. See also "Certain Legal Aspects of the Receivables -- Transfers of Vehicles."

                     CLASS A POOL FACTOR AND TRADING INFORMATION

      The "CLASS A POOL FACTOR" for any series of Certificates will be a seven-digit decimal which the Servicer will compute prior to each distribution with respect to such Certificates indicating the remaining Class A Certificate Balance as of the close of such date as a fraction of the initial Class A Certificate Balance of such series. The Class A Pool Factor for each series will initially be 1.0000000; thereafter, the Class A Pool Factor will decline to reflect reductions in the related Class A Certificate Balance. The amount of a Class A Certificateholder's pro rata share of the related Class A Certificate Balance can be determined by multiplying the original denomination of the holder's Certificate by the then current Class A Pool Factor.

      Unless otherwise provided in the related Prospectus Supplement, with respect to the Trust, the Certificateholders will receive reports on or about each Distribution Date concerning payments received on the Receivables, the Aggregate Principal Balance, each Class A Pool Factor and various other items of information. Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "The Certificates -- Statements to Class A Certificateholders."

                                   USE OF PROCEEDS

      Unless otherwise provided in the related Prospectus Supplement, the net proceeds to be received by the Seller from the sale of the Certificates will be applied to the purchase of the related Receivables from GMAC.


                                     THE SELLER

      The Seller, a wholly-owned subsidiary of GMAC, was incorporated in the State of Delaware on November 6, 1992. The Seller is organized for the limited purposes of purchasing receivables from GMAC, transferring such receivables to third parties, forming trusts and engaging in related activities. The principal executive offices of the Seller are located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

      GMAC Auto Receivables Corporation, a wholly-owned subsidiary of GMAC, incorporated in the State of Delaware on November 16, 1990 was merged with and into the Seller on February 22, 1996.

      The Seller has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by GMAC under the United States Bankruptcy Code or similar applicable state laws ("INSOLVENCY LAWS") will result in consolidation of the assets and liabilities of the Seller with those of GMAC. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors). The Seller's By-laws include a provision that, under certain circumstances, requires the Seller to have two directors who qualify under the By-laws as "Independent Directors."

      If, notwithstanding the foregoing measures, a court concluded that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of GMAC in the event of the application of the federal bankruptcy laws to GMAC, a filing were made under any Insolvency Law by or against the Seller, or an attempt were made to litigate the consolidation issue, then delays in distributions on the Certificates (and possible reductions in the amount of such distributions) could occur. See also "Certain Legal Aspects of the Receivables-Sale of Receivables by GMAC."

                                    THE SERVICER

      GMAC, a wholly-owned subsidiary of General Motors, was incorporated in 1919 under the New York Banking Law relating to investment companies. Operating directly and through subsidiaries and associated companies in which it has equity investments, GMAC provides a wide variety of automotive financial services to and through franchised General Motors dealers in many countries throughout the world. Financial services also are offered to other dealerships in which General Motors dealers have an interest and to the customers of those dealerships. Other financial services offered by GMAC or its subsidiaries include insurance, mortgage banking, and investment services.

      The principal business of GMAC and its subsidiaries is to finance the acquisition and resale by franchised General Motors dealers of various new automotive and nonautomotive products manufactured by General Motors or certain of its subsidiaries and associates, and to acquire from such dealers, either directly or indirectly, instalment obligations covering retail sales and leases of new General Motors products as well as used units of any make. In addition, new products of other manufacturers are financed. GMAC also leases motor vehicles and certain types of capital equipment to others.

       GMAC has its principal office at 767 Fifth Avenue, New York, New York 10153 (Tel. No. 212-418-6120) and administrative offices at 3044 West Grand Boulevard, Detroit, Michigan 48202 (Tel. No. 313-556-5000).

DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

      Certain information concerning GMAC's experience in the United States pertaining to delinquencies on new and used retail automobile and light truck receivables and repossessions and net loss information relating to its entire vehicle portfolio (including receivables previously sold which GMAC continues to service) will be set forth in each Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Receivables Pool will be comparable to prior experience.

                                  THE CERTIFICATES

      The Certificates will be issued in series. Each series of Certificates will be issued pursuant to an Agreement to be entered into between the Seller, the Servicer and the Trustee, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Citations to the relevant sections of the form of Agreement as filed appear below in parentheses. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Certificate and the related Agreement. Where particular provisions or terms used in an Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

GENERAL

      The Class A Certificates will be offered for purchase in fully registered form in minimum denominations of $1,000 and integral multiples thereof. Unless otherwise provided in the related Prospectus Supplement, the Certificates will initially be represented by physical certificates registered in the name of the nominee of The Depository Trust Company ("DTC" and, together with any successor depository selected by the Servicer, the "DEPOSITORY"), except as provided below. The Seller has been informed by DTC that DTC's nominee will be Cede & Co. ("CEDE"). Accordingly, Cede is expected to be the holder of record of the Class A Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no person acquiring an interest in Class A Certificates (a "CLASS A CERTIFICATE OWNER" or "CERTIFICATE OWNER") will be entitled to receive a certificate representing such person's interest in such Class A Certificates. All references herein to actions by Class A Certificateholders refer to actions taken by DTC upon instructions from the participating organization ("PARTICIPANTS"), and all references herein to distributions, notices, reports and statements to Class A Certificateholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Class A Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. (Sections 5.01 and 5.08). See "Book-Entry Registration."

      The Certificates will evidence interests in the Trust created pursuant to the related Agreement. The Class A Certificates will evidence in the aggregate an undivided ownership interest of the Class A Percentage of the related Trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest of the Class B Percentage of the related Trust. (Section 5.03).

BOOK-ENTRY REGISTRATION

      DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

      Unless otherwise specified in the related Prospectus Supplement, Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in,
Class A Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Class A Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or Certificate Owners. Certificate Owners will not be recognized by the Trustee as Class A Certificateholders, as such term is used in each related Agreement, and Certificate Owners will be permitted to exercise the rights of Class A Certificateholders only indirectly through DTC and its Participants.

      Under the rules, regulations and procedures creating and affecting DTC and its operations (the "RULES"), DTC is required to make book-entry transfers of Class A Certificates among Participants on whose behalf it acts with respect to the Class A Certificates and to receive and transmit payments of principal of, and interest on, the Class A Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Class A Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Class A Certificate Owners will not possess Class A Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge Class A Certificates to persons or entities that do not participate in the DTC system, or otherwise act with respect to Class A Certificates, may be limited due to the lack of physical certificates for such Class A Certificates.

      DTC has advised the Seller that it will take any action permitted to be taken by a Class A Certificateholder under the related Agreement only at the direction of one or more Participants to whose accounts with DTC the Class A Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

      Except as required by law, neither the Seller nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Class A Certificates of any series held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

      Unless otherwise provided in the related Prospectus Supplement, the Class A Certificates will be issued in fully registered, certificated form ("DEFINITIVE CERTIFICATES") to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Class A Certificates and the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default for any series, Certificate Owners representing at least a majority of the voting interests of the Class A Certificates of such series advise the Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the Certificate Owners. The "voting interests" of the Class A Certificates will be allocated among the Class A Certificate Owners in accordance with the Class A Certificate Balance represented thereby; except that in certain circumstances any Class A Certificates held by the Seller, the Servicer or any of their respective affiliates shall be excluded from such determination.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee is required to notify DTC of the availability of Definitive Certificates. DTC shall notify all Class A Certificateholders of availability of Definitive Certificates. Upon surrender by DTC of the Class A Certificates and receipt of instructions for re-registration, the Trustee will reissue the Class A Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Class A Certificateholders under the related Agreement (the "HOLDERS"). (Section 5.10).

      Distribution of principal of and interest on the Class A Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the related Agreement. Distributions of principal of and interest on each Distribution Date will be made to Holders in whose names such Definitive Certificates were registered at the close of business on the last day of the related Monthly Period. The final payment on any Class A Certificate (whether a Definitive Certificate or a Class A Certificate registered in the name of Cede) will be made only upon presentation and surrender of such Class A Certificate at the office or agency specified in the related notice of final distribution to Certificateholders. (Sections 5.10 and 10.01).

      Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or of a registrar named in a notice delivered to holder of Definitive Certificates. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. (Section 5.03).


SALE AND ASSIGNMENT OF RECEIVABLES AND WARRANTIES THEREON

      On or prior to a Closing Date, pursuant to the related Purchase Agreement (a "PURCHASE AGREEMENT"), GMAC will sell and assign to the Seller, without recourse, its entire interest in the related Receivables, including the security interests in the Financed Vehicles, the proceeds from certain insurance policies and the proceeds from recourse against dealers with respect to such Receivables. On the Closing Date, the Seller will sell and assign to the Trustee, without recourse, the Seller's entire interest in the related Receivables, including the security interests in the Financed Vehicles, the proceeds from certain insurance policies and the proceeds from recourse against dealers with respect to such Receivables. (Section 2.01). Each Receivable with respect to a Trust will be identified in a schedule which will be on file at the locations set forth in an exhibit to the related Purchase Agreement and the related Agreement (the "SCHEDULE OF RECEIVABLES"). The Trustee will, concurrently with such sale and assignment, authenticate and deliver the Certificates to the Seller in exchange for such Receivables. (Section 5.02). The Seller will sell the Class A Certificates to the underwriters specified in the related Prospectus Supplement. See "Underwriting."

      In each Purchase Agreement, GMAC will represent and warrant to the Seller, among other things, that (i) the information set forth in the related Schedule of Receivables is correct in all material respects, (ii) the obligor on each related Receivable is required to maintain physical damage insurance covering the Financed Vehicle in accordance with GMAC's normal requirements, (iii) as of the related Closing Date, to the best of its knowledge, the related Receivables are free and clear of all filed security interests, liens, charges and encumbrances on account of work, labor or materials (other than tax liens and other liens that arise by operation of law) and no offsets, defenses or counterclaims have been asserted or threatened, (iv) as of the related Closing Date, each of the related Receivables is or will be secured by a first perfected security interest in favor of GMAC in the Financed Vehicle and (v) each related Receivable, at the time it was originated complied, and on the related Closing Date complies, in all material respects with applicable state and federal laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws. In each related Pooling and Servicing Agreement, the Seller will assign the representations and warranties of the Servicer, as set forth above, to the Trust, and will represent and warrant to the Trust that the Seller has taken no action which would cause such representations and warranties of the Servicer to be false in any material respect as of the Closing Date.

      As of the last day of the second (or, if the Seller so elects, the first) month following the discovery by the Seller, the Servicer or the Trustee of a breach of any representation or warranty of the Seller or the Servicer that materially and adversely affects the interests of the Certificateholders of any series in any Receivable held by the related Trust, the Seller, unless the breach is cured in all material respects, will repurchase (or will enforce the obligation of GMAC under the related Purchase Agreement to repurchase) such Receivable (a "WARRANTY RECEIVABLES") from the Trust at a price equal to: (a) in the case of a Scheduled Interest Receivable, the sum of all remaining Scheduled Payments on such Receivable, plus all past due Scheduled Payments with respect to which a Scheduled Interest Advance has not been made, plus all outstanding Scheduled Interest Advances on such Receivable, plus an amount equal to any reimbursements of outstanding Schedule Interest Advances made to the Servicer with respect to such Receivable from the proceeds of other Receivables, minus
(i) the rebate that would be payable to the obligor on such Receivable were the obligor to prepay such Receivable in full on such day and (ii) any Liquidation Proceeds with respect to such Receivable previously received (to the extent applied to reduce the Principal Balance of such Receivable); or (b) in the case of a Simple Interest Receivable, the Amount Financed minus (i) that portion of all payments received on or prior to the last day of the related Monthly Period allocable to principal and (ii) any Liquidation Proceeds with respect to such Receivable previously received (to the extent applied to reduce the Principal Balance of such Receivable) (in either case, the "WARRANTY PAYMENT"). The Seller or GMAC, as applicable, will be entitled to receive any amounts held by the Servicer or in the Payment Ahead Servicing Account with respect to such Warranty Receivable. This repurchase obligation constitutes the sole remedy available to Certificateholders or the Trustee for any such uncured breach. (Sections 2.04 and 2.05).

      In each Agreement, the Servicer will covenant that (i) except as contemplated in such Agreement, the Servicer will not release any Financed Vehicle from the security interest securing the related Receivable, (ii) the Servicer will do nothing to impair the rights of Trustee or the Certificateholders in the related Receivables and (iii) the Servicer will not amend or otherwise modify any Receivable such that the Amount Financed, the APR, the total number of Scheduled Payments (in the case of a Scheduled Interest Receivable) or the number of originally scheduled due dates (in the case of a Simple Interest Receivable) is altered or such that the last Scheduled Payment (in the case of a Scheduled Interest Receivable), or the last scheduled due date (in the case of a Simple Interest Receivable) occurs after the final scheduled Distribution Date. As of the last day of the second (or, if the Servicer so elects, the first) month following the discovery by the Servicer or the Trustee of a breach of any covenant that materially and adversely affects any Receivable held by the related Trust and unless such breach is cured in all material respects, the Servicer will, with respect to such Receivable (an "ADMINISTRATIVE RECEIVABLE"): (i) in the case of a Scheduled Interest Receivable, (a) release all claims for reimbursement of Scheduled Interest Advances made on such Receivable and (b) purchase such Receivable from the Trust at a price equal to the sum of all remaining Scheduled Payments on such Receivable plus an amount equal to any reimbursements of outstanding Scheduled Interest Advances made to the Servicer with respect to such Receivable from the proceeds of other Receivables, plus all past due Scheduled Payments with respect to which a Scheduled Interest Advance has not been made, minus the rebate that would be payable to the obligor on such Receivable were the obligor to prepay such Receivable in full on such day; or (ii) in the case of a Simple Interest Receivable, purchase such Receivable from the Trust at a price equal to the Amount Financed minus that portion of all payments made on or prior to the last day of the related Monthly Period allocable to principal (in either case, the "ADMINISTRATIVE PURCHASE Payment"). The Servicer will be entitled to receive any amounts held by the Servicer or in the Payment Ahead Servicing Account with respect to such Administrative Receivable. This repurchase obligation constitutes the sole remedy available to Certificateholders or the Trustee for any such uncured breach. (Sections 3.07 and 3.08).

      Pursuant to each Agreement, the Trustee will agree to GMAC acting as custodian to maintain possession, as the Trust's agent, of the retail instalment sale contracts and any other documents relating to the Receivables (Section 2.02). To assure uniform quality in servicing both the Receivables and GMAC's own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in GMAC's possession or otherwise stamped or marked to reflect the transfer to the related Trust so long as GMAC is the custodian of such documents. However, Uniform Commercial Code financing statements reflecting the sale and assignment of such Receivables to the Trust will be filed, and GMAC's accounting records and computer files will reflect such sale and assignment. Because such Receivables will remain in possession of GMAC as custodian, and will not be stamped or otherwise marked to reflect such assignment to the Trust, if a subsequent purchaser were able to take physical possession of the Receivables without knowledge of the assignment, the Trust's interest in such Receivables could be defeated. See "Certain Legal Aspects of the Receivables--Security Interest in Vehicles."

COLLECTIONS

      With respect to each series of Certificates, the Servicer will establish two accounts in the name of the Trustee on behalf of the Certificateholders, the first into which certain payments made on or with respect to the related Receivables will be deposited (the "COLLECTION ACCOUNT"), and the second from which all distributions with respect to the related Receivables and the Certificates will be made (the "CERTIFICATE ACCOUNT"). The Servicer will also establish with respect to each series of Certificates an additional account (the "PAYMENT AHEAD SERVICING ACCOUNT") in the name of the Trustee, into which, to the extent required by the related Agreement, early payments by or on behalf of obligors on a Scheduled Interest Receivable which do not constitute either Scheduled Payments or Prepayments will be deposited until such time as payment falls due. The Payment Ahead Servicing Account will not be property of the related Trust. Each Collection Account and each Payment Ahead Servicing Account will be maintained with the Trustee so long as (i) the Trustee's short-term unsecured debt obligations have a rating of P-l by Moody's Investors Service, Inc., a rating of A-l+ by Standard & Poor's Ratings Services and, if rated by Fitch Investors Service, L.P., a rating of F-1+ by Fitch Investors Service, L.P. (the "REQUIRED DEPOSIT RATING") or (ii) such Accounts are maintained in the trust department of the Trustee. If the short-term unsecured debt obligations of the Trustee do not have the Required Deposit Rating, the Servicer will, with the Trustee's assistance as necessary, cause any Collection Account and any Payment Ahead Servicing Account to be moved to a bank whose short-term unsecured debt obligations have the Required Deposit Rating or moved to the trust department of the Trustee. Unless otherwise provided in the related Prospectus Supplement, each Collection Account, Payment Ahead Servicing Account and Certificate Account will initially be maintained in the trust department of the Trustee. (Section 4.01).

      The Servicer will deposit all payments on Receivables held by any Trust received from obligors and all proceeds of such Receivables collected during each Monthly Period into the related Collection Account not later than two business days after receipt. However, at any time that (i) GMAC is the Servicer,
(ii) there exists no Event of Default and (iii) either (A) the short-term unsecured debt of the Servicer is rated at least A-1 by Standard & Poor's Ratings Services and P-1 by Moody's Investors Service, Inc. or (B) certain arrangements are made which are acceptable to the relevant rating agency or agencies, the Servicer may retain such amounts until the related Distribution Date. Pending deposit into the Collection Account, collections may be employed by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. (Section 4.02).

      Collections on a Scheduled Interest Receivable held by any Trust made during a Monthly Period (other than an Administrative Receivable or a Warranty Receivable) which are not late fees, prepayment charges or certain other similar fees or charges will be applied first to any outstanding Scheduled Interest Advances made by the Servicer with respect to such Receivable and then to the Scheduled Payment. Any collections on such a Receivable remaining after such applications will be considered an "EXCESS PAYMENT." Such Excess Payment will be held by the Servicer (or, if the Servicer has not satisfied conditions (i), (ii) and (iii) described in the preceding paragraph, will be deposited in the Payment Ahead Servicing Account), and will be deemed a "PAYMENT AHEAD," except as described in the following sentence. If and to the extent that an Excess Payment
(i) together with any unapplied Payments Ahead, exceeds the sum of three Scheduled Payments or (ii) constitutes, either alone or together with any previous unapplied Payments Ahead, full prepayment, then such portion of such Excess Payment shall not be deemed a Payment Ahead and shall instead be applied as a full or partial prepayment of such Receivable (a "PREPAYMENT"). (Section 4.03(a)).

      Collections made during a Monthly Period with respect to Simple Interest Receivables held by any Trust (other than Administrative Receivables or Warranty Receivables) which are not late fees or certain other similar fees or charges will be applied first to the payment to the Servicer of Excess Simple Interest Collections, if any, and next to principal and interest on all such Receivables held by the related Trust. (Section 4.03(b)). With respect to a Monthly Period, "EXCESS SIMPLE INTEREST COLLECTIONS" represent the excess, if any, of (i) all payments received during such Monthly Period on all Simple Interest Receivables held by the related Trust to the extent allocable to interest over (ii) the amount of interest that would be due during such Monthly Period on all Simple Interest Receivables held by such Trust, assuming that the payment on each such Receivable was received on its respective due date.

      Collections on Administrative Receivables and Warranty Receivables (including Administrative Purchase Payments and Warranty Payments) will generally be applied in the manner described above, except that unapplied Payments Ahead on a Scheduled Interest Receivable will be made to the Servicer or the Seller, as applicable, and Administrative Purchase Payments and Warranty Payments on a Simple Interest Receivable will not be applied to Excess Simple Interest Collections. (Section 4.03(c)).


MONTHLY ADVANCES

      Unless otherwise provided in the related Prospectus Supplement, if the full Scheduled Payment due on a Scheduled Interest Receivable held by any Trust is not received by the end of the month in which it is due, whether as the result of any extension granted to the obligor or otherwise, the amount of Payments Ahead, if any, not previously applied with respect to such Receivable will be applied by the Servicer to the extent of the shortfall and the Payments Ahead will be reduced accordingly. If any shortfall remains, the Servicer will make a Scheduled Interest Advance equal to the amount of such shortfall. The Servicer will be obligated to make a Scheduled Interest Advance only to the extent that the Servicer, in its sole discretion, expects to recoup such Advance, from subsequent collections or recoveries on any Scheduled Interest Receivable. The Servicer will be reimbursed for any such Scheduled Interest Advances from subsequent payments or collections relating to such Scheduled Interest Receivable. Upon the determination that reimbursement from the preceding sources is unlikely, the Servicer will be entitled to recoup its Scheduled Interest Advance from collections from other Receivables.
(Section 4.04(a)).

      Unless otherwise provided in the related Prospectus Supplement, with respect to each Trust, as of the last day of each Monthly Period, the Servicer will make a Simple Interest Advance equal to the excess, if any, of (i) the amount of interest that would be due during such Monthly Period on all Simple Interest Receivables held by the related Trust assuming that the payment on each such Receivable was received on its respective due date over (ii) all payments received during such Monthly Period on all Simple Interest Receivables held by the related Trust to the extent allocable to interest. In addition, the Servicer will be paid, to the extent all previously made Simple Interest Advances exceed all Excess Simple Interest Collections previously paid to the Servicer, all Liquidation Proceeds realized with respect to Simple Interest Receivables allocable to accrued and unpaid interest thereon (but not including interest for the then current Monthly Period). The Servicer will not make any advance with respect to principal on any Simple Interest Receivable. (Section 4.04(b)).


DISTRIBUTIONS

      With respect to each Trust, on or before each Distribution Date, the Servicer or the Trustee, as the case may be, will transfer collections on the Receivables held by the related Trust for the related Monthly Period and all Prepayments to the related Certificate Account. On each Distribution Date, the Trustee will cause collections made during such Monthly Period which constitute Payments Ahead to be transferred from such Certificate Account to the Servicer or to the related Payment Ahead Servicing Account, if required. (Sections 4.01 and 4.06).

      The Trustee will make distributions to the Certificateholders out of the amounts on deposit in the related Certificate Account. The amount to be distributed to the Certificateholders will be determined in the manner described below.

       DETERMINATION OF AVAILABLE AMOUNTS. The "TOTAL AVAILABLE AMOUNT" for a Distribution Date will be the sum of the Available Interest and the Available Principal.


      The "AVAILABLE INTEREST" with respect to each series of Certificates for a Distribution Date will be the sum, with respect to the related Monthly Period, of: (i) that portion of all collections on the Receivables held by the related Trust (other than Liquidating Receivables) allocable to interest or Prepayment Surplus (including, in the case of Scheduled Interest Receivables, the interest portion of existing Payments Ahead being applied in such Monthly Period but excluding Excess Payments made during such Monthly Period that are treated as Payments Ahead), (ii) proceeds ("LIQUIDATION PROCEEDS") of the liquidation of defaulted Receivables ("LIQUIDATING RECEIVABLES"), to the extent allocable to interest in accordance with the Servicer's customary servicing procedures, (iii) all Simple Interest Advances, (iv) all Scheduled Interest Advances to the extent allocable to interest and (v) the Warranty Payment or the Administrative Purchase Payment of each Receivable that the Seller repurchased or the Servicer purchased during such related Monthly Period, to the extent allocable to accrued interest or Prepayment Surplus thereon.

      With respect to each series of Certificates, the "AVAILABLE PRINCIPAL" for a Distribution Date will be the sum, with respect to the related Monthly Period, of: (i) that portion of all collections on the Receivables held by the related Trust (other than Liquidating Receivables) allocable to principal (including, in the case of Scheduled Interest Receivables, the principal portion of Prepayments and existing Payments Ahead being applied in such Monthly Period but excluding Excess Payments made during such Monthly Period that are treated as Payments Ahead), (ii) Liquidation Proceeds to the extent allocable to principal in accordance with the Servicer's customary servicing procedures, (iii) all Scheduled Interest Advances to the extent allocable to principal and (iv) to the extent allocable to principal, the Warranty Payment or the Administrative
Purchase Payment received with respect to each Receivable that the Seller repurchased or the Servicer purchased during such related Monthly Period.

      The Available Interest and the Available Principal with respect to any series of Certificates on any Distribution Date will exclude: (i) amounts received on any Scheduled Interest Receivable (other than a Liquidating Receivable) to the extent that the Servicer has previously made an unreimbursed Scheduled Interest Advance, (ii) Liquidation Proceeds with respect to Scheduled Interest Receivables to the extent of any unreimbursed Scheduled Interest
Advances, (iii) any Excess Simple Interest Collections, (iv) Liquidation Proceeds with respect to Simple Interest Receivables paid to the Servicer as described above under "Monthly Advances" and (v) amounts representing reimbursement for certain Liquidation Expenses.

      CALCULATION OF DISTRIBUTABLE AMOUNTS. With respect to any series of Certificates, the "CLASS A DISTRIBUTABLE AMOUNT" with respect to a Distribution Date will equal the sum of (i) the "CLASS A PRINCIPAL DISTRIBUTABLE AMOUNT," consisting of the Class A Percentage of the following items: (a) the principal portion of all Scheduled Payments with respect to the related Monthly Period on Scheduled Interest Receivables held by the related Trust (other than Liquidating Receivables) and the principal portion of all payments received by the Trustee during the related Monthly Period on Simple Interest Receivables held by the related Trust (other than Liquidating Receivables), (b) the principal portion of all Prepayments received during the related Monthly Period (except to the extent included in (a) above) and (c) the Principal Balance of each Receivable that the Servicer became obligated to purchase, the Seller became obligated to repurchase or that became a Liquidating Receivable during the related Monthly Period (except to the extent included in (a) or (b) above) and (ii) the "CLASS A INTEREST DISTRIBUTABLE AMOUNT," consisting of one month's interest at the Pass Through Rate on the Class A Certificate Balance as of the last day of the related Monthly Period.

      The "Class A Certificate Balance" with respect to any series of Certificates will equal, initially, the Class A Percentage of the Aggregate Amount Financed and, thereafter, will equal such initial Class A Certificate Balance, reduced by all distributions of Class A Principal Distributable Amounts actually made to Class A Certificateholders.

      With respect to any series of Certificates, the "CLASS B DISTRIBUTABLE AMOUNT" with respect to a Distribution Date will be an amount equal to the sum of (i) the "CLASS B PRINCIPAL DISTRIBUTABLE AMOUNT," consisting of the Class B Percentage of the amounts set forth under (i)(a) through (i)(c) above with respect to the Class A Principal Distributable Amount and (ii) the "CLASS B INTEREST DISTRIBUTABLE AMOUNT," consisting of (a) one month's interest at the Pass Through Rate on the Class B Certificate Balance as of the last day of the related Monthly Period, (b) an amount equal to (1) all Surplus Interest with respect to Receivables held by the related Trust less (2) Additional Servicing payable on such Distribution Date and (c) all Prepayment Surplus with respect to Scheduled Interest Receivables held by the related Trust to which a Prepayment is to be applied, net of one month's interest at the applicable Pass Through Rate on the aggregate Principal Balance of such Scheduled Interest Receivables as of the first day of the related Monthly Period.

      With respect to any series of Certificates, the "CLASS B CERTIFICATE BALANCE" will equal, initially, the Class B Percentage of the Aggregate Amount Financed and, thereafter, will equal the initial Class B Certificate Balance, reduced by (i) all distributions of Class B Principal Distributable Amounts actually made on or prior to such date to Class B Certificateholders (or deposited on or prior to such date in the Subordination Spread Account, not including the Subordination Initial Deposit), (ii) the Class A Principal Carryover Shortfall as of the preceding Distribution Date and (iii) any shortfalls from prior Distribution Dates in principal distributions to the Class B Certificateholders.

      With respect to each series of Certificates, the "PREPAYMENT SURPLUS" with respect to any Distribution Date on which a Prepayment is to be applied with respect to a Scheduled Interest Receivable, will equal that portion of such Prepayment, net of any rebate to the obligor of the portion of the Scheduled Payments attributable to unearned finance charges, which is not allocable to principal.

      With respect to each series of Certificates, the "SURPLUS INTEREST" with respect to any Distribution Date will equal the product of (i) in the case of a Scheduled Interest Receivable, the interest portion of the Scheduled Payment on such Receivable or, in the case of a Simple Interest Receivable, the amount of interest that would be due during such Monthly Period on such Receivable assuming that such payment was received on its due date and (ii) the remainder of (a) one minus (b) a fraction, the numerator of which equals the sum of the applicable Pass Through Rate and the Basic Servicing Fee Rate and the denominator of which equals the APR on such Receivable.

       CALCULATION  OF AMOUNTS  TO BE  DISTRIBUTED.  Prior to each  Distribution
Date,   the  Servicer   will   calculate  the  amount  to  be   distributed   to
Certificateholders.

      The holders of the Class A Certificates will receive on each Distribution Date, to the extent of available funds, an amount equal to the sum of the related Class A Distributable Amount and any outstanding Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall (each as defined below). On each Distribution Date on which the sum of the Class A Interest Distributable Amount and any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date exceeds the related Class A Percentage of the Available Interest (after payment of the Total Servicing Fee including any unpaid Total Servicing Fees with respect to prior Monthly Periods), the Class A Certificateholders will be entitled to receive such excess: first, from the related Class B Percentage of such Available Interest, second, if such amounts are insufficient, from amounts on deposit in the related Subordination Spread Account, and third, if such amounts are insufficient, from the related Class B Percentage of the Available Principal. (Section 4.06). With respect to any series of Certificates, the "CLASS A INTEREST CARRYOVER SHORTFALL" as of the close of any Distribution Date means the excess of the Class A Interest Distributable Amount for such Distribution Date plus any outstanding Class A Interest Carryover Shortfall from the preceding Distribution Date, to the extent permitted by law, at the applicable Pass Through Rate from such preceding
Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class A Certificates actually received on such current Distribution Date.

      With respect to any series of Certificates, on each Distribution Date on which the sum of the Class A Principal Distributable Amount and any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date exceeds the Class A Percentage of the Available Principal on such Distribution Date, the Class A Certificateholders will be entitled to receive such excess, first, from the related Class B Percentage of the Available Principal, second, if such amounts are insufficient, from amounts on deposit in the related Subordination Spread Account, and third, if such amounts are insufficient, from any remaining related Available Interest. (Section 4.06). With respect to any series of Certificates, the "CLASS A PRINCIPAL CARRYOVER SHORTFALL" as of the close of any Distribution Date means the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of the Class A Certificates actually received on such current Distribution Date.

      The holders of the Class B Certificates will be entitled to receive on any Distribution Date an amount equal to the sum of the related Class B Interest Distributable Amount and the Class B Principal Distributable Amount (and any shortfalls from prior Distribution Dates in payments to the Class B Certificateholders), after giving effect to (i) amounts required to pay the related Total Servicing Fee payable to the Servicer on such Distribution Date, and (ii) any amounts required to be distributed to the holders of Class A Certificates pursuant to the subordination of the rights of the holders of such Class B Certificates.
(Section 4.06).

SUBORDINATION OF THE CLASS B CERTIFICATES; SUBORDINATION SPREAD ACCOUNT

      The rights of the Class B Certificateholders to receive distributions with respect to the Receivables held by the related Trust will be subordinated to the rights of the Class A Certificateholders of the related series in the event of defaults and delinquencies on such Receivables as provided in the related Agreement. The protection afforded to the Class A Certificateholders will be effected both by the preferential right of the Class A Certificateholders to receive current distributions with respect to the Receivables held by the related Trust and by the establishment of a Subordination Spread Account. Each Subordination Spread Account will be created with an initial deposit by the Seller of the applicable Subordination Initial Deposit and will thereafter be increased by deposit therein of amounts otherwise distributable to the related Class B Certificateholders until the amount in such Subordination Spread Account reaches an amount equal to the applicable Specified Subordination Spread Account Balance. Thereafter, amounts otherwise distributable to the Class B Certificateholders will be deposited in such Subordination Spread Account to the extent necessary to maintain the amount in such Subordination Spread Account at the applicable Specified Subordination Spread Account Balance. (Section 4.07).

      With respect to any series of Certificates, the "Specified Subordination Spread Account Balance" with respect to any Distribution Date, will be the Minimum Subordination Spread Amount, except that, unless otherwise provided in the related Prospectus Supplement, if on any Distribution Date (i) the average of the Charge-off Rates for the preceding three months exceeds 2.0% or (ii) the average of the Delinquency Percentages for the preceding three months exceeds 1.5%, then such Specified Subordination Spread Account Balance for such Distribution Date will be an amount equal to a specified percentage of the aggregate Principal Balance. Such specified percentage shall be determined by deducting from the Specified Subordination Percentage (as defined in the related Prospectus Supplement) the following fraction, expressed as a percentage: (x) 1 minus (y) a fraction, the numerator of which is the related Class A Certificate Balance and the denominator of which is the aggregate Principal Balance. Notwithstanding the foregoing, in no event (except as described below) will any Specified Subordination Spread Account Balance be more than the Maximum Subordination Spread Amount or less than the Minimum Subordination Spread Amount. As of any Distribution Date, the amount of funds actually on deposit in any Subordination Spread Account may, in certain circumstances, be less than the applicable Specified Subordination Spread Account Balance. Finally, on any Distribution Date on which the related Class A Certificate Balance is equal to or less than the Subordination Spread Trigger (as defined in the related Prospectus Supplement) after giving effect to distributions on such Distribution Date, the Specified Subordination Spread Account Balance will be the greater of the applicable balance determined as described above or the Trigger Subordination Spread Amount (as defined in the related Prospectus Supplement).

      With respect to any series of Certificates, the "CHARGE-OFF RATE" with respect to a Monthly Period will equal the Aggregate Net Losses with respect to the Receivables held by the related Trust expressed, on an annualized basis, as a percentage of the average of (x) the aggregate Principal Balance on the last day of the Monthly Period preceding such Monthly Period and (y) the aggregate Principal Balance on the last day of such Monthly Period; the "AGGREGATE NET LOSSES" with respect to a Monthly Period will equal the aggregate Principal Balance of all Receivables newly designated during such Monthly Period as Liquidating Receivables minus Liquidation Proceeds collected during such Monthly Period with respect to all Liquidating Receivables; and the "DELINQUENCY PERCENTAGE" with respect to a Monthly Period will equal the ratio of all outstanding Receivables which are 61 days or more delinquent as of the last day of such Monthly Period, determined in accordance with the Servicer's normal practices, divided by the number of outstanding Receivables on the last day of such Monthly Period.

      A Subordination Spread Account will not be a part of or otherwise includable in the related Trust and will be a segregated trust account held by the Trustee. With respect to any series of Certificates, on each Distribution Date, (i) if the amounts on deposit in the related Subordination Spread Account are less than the Specified Subordination Spread Account Balance for such Distribution Date, the Trustee will, after payment of any amounts required to be distributed to holders of the Class A Certificates and the payment of the Total Servicing Fee due with respect to the related Monthly Period, withdraw from the related Certificate Account and deposit in the related Subordination Spread Account the amount remaining in the Certificate Account that would otherwise be distributed to the holders of the Class B Certificates, or such lesser portion thereof as is sufficient to bring the amount in such Subordination Spread Account up to such Specified Subordination Spread Account Balance and (ii) if the amount on deposit in the related Subordination Spread Account on such Distribution Date (after giving effect to all deposits or withdrawals therefrom on such Distribution Date) is greater than the applicable Specified Subordination Spread Account Balance for such Distribution Date, the Trustee will release and distribute any such excess to the holders of the Class B Certificates. Upon any such distribution to the Class B Certificateholders, the Class A Certificateholders of such series will have no further rights in, or claims to, such amounts. (Section 4.07).

      Amounts held from time to time in each Subordination Spread Account will continue to be held for the benefit of holders of the Certificates. Funds in each Subordination Spread Account will be invested as provided in the related Agreement. The holders of the Class B Certificates will be entitled to receive all investment earnings on amounts in the related Subordination Spread Account. Investment income on amounts in any Subordination Spread Account will not be available for distribution to the holders of the related Class A Certificates or otherwise subject to any claims or rights of the holders of the related Class A Certificates. (Section 4.07).

      If on any Distribution Date the holders of the Class A Certificates do not receive the sum of the related Class A Distributable Amount, Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall for such Distribution Date (after giving effect to any amounts applied to such deficiency which were withdrawn from the related Subordination Spread Account or withheld from the related Class B Distributable Amount), the holders of the Class B Certificates of such series will not receive any portion of the Total Available Amount.

      The subordination of the Class B Certificates and the related Subordination Spread Account is intended to enhance the likelihood of receipt by the Class A Certificateholders of the full amount of principal and interest on the Receivables held by the related Trust due them and to decrease the likelihood that the Class A Certificateholders will experience losses. However, in certain circumstances, the related Subordination Spread Account could be depleted and shortfalls could result.

      So long as certain conditions are satisfied, the Servicer is permitted for administrative convenience to deposit in each Certificate Account only the net amount distributable to Certificateholders on the Distribution Date. (Section 4.08). Similarly, the Seller is entitled to net its payment obligations to the Trustee against any amounts distributable on the related Class B Certificates on any Distribution Date. The amounts available for distribution to Certificateholders as described above could be reduced if certain indemnification or reimbursement payments were required to be made from the related Certificate Account as described under "Monthly Advances," "Certain Matters Regarding the Servicer" and "The Trustee."

      The following chart sets forth an example of the application of the foregoing provisions to a hypothetical monthly distribution:


  September 1-
   September 30...........   Monthly  Period.  The  Servicer  receives  payments  and
                             other proceeds in respect of the Receivables.

  October 10..............   The  tenth  calendar  day of  the  month.  On or  before
                             this date the  Servicer  notifies  the Trustee of, among
                             other  things,  the  amounts  to be  distributed  on the
                             Distribution Date.

  October 14..............   Record  Date.  Distributions  on the  Distribution  Date
                             are made to  Certificateholders  of  record at the close
                             of   business   on  this   date   (or,   if   Definitive
                             Certificates  are  issued,   the  Record  Date  will  be
                             September 30).

  October 15..............   Distribution  Date.  On or before this date,  the Seller
                             and the  Servicer  (or the  Trustee)  make the  required
                             remittances and transfers to the Collection  Account and
                             the Certificate Account in immediately  available funds,
                             and  the   Trustee   pays  the  Total   Servicing   Fee,
                             distributes  to  holders  of the  Class  A and  Class  B
                             Certificates   amounts   payable   in   respect  of  the
                             Certificates  and remits  amounts  to the  Subordination
                             Spread Account (if required).

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      With respect to each Trust, unless otherwise provided in the related Prospectus Supplement, the Servicer will receive a servicing fee (the "BASIC SERVICING FEE") for each Monthly Period equal to one-twelfth of the Basic Servicing Fee Rate specified in the related Prospectus Supplement multiplied by the aggregate Principal Balance of all Receivables held by such Trust as of the last day of the preceding Monthly Period. Unless otherwise provided in the related Prospectus Supplement with respect to each series of Certificates, the Servicer will also receive for each Monthly Period an additional amount (the "ADDITIONAL SERVICING") equal to the lesser of (i) the amount by which (A) the aggregate amount of the Basic Servicing Fee for such Distribution Date and all prior Distribution Dates exceeds (B) the aggregate amount of Additional Servicing paid to the Servicer on all prior Distribution Dates, and (ii) the amount, if any, by which (A) the sum of Available Interest and Available Principal for the related Distribution Date exceeds (B) the sum, without duplication, of (x) all amounts required to be distributed with respect to the Class A Certificates and the Class B Certificates on such Distribution Date, (y) the Basic Servicing Fee paid on such Distribution Date and any unpaid Basic Servicing Fees from all prior Distribution Dates and (z) the amount, if any, deposited into the Subordinated Spread Account on such Distribution Date. On each Distribution Date the Servicer will be paid the Basic Servicing Fee, any unpaid Basic Servicing Fees from all prior Distribution Dates and the Additional Servicing (collectively, the "TOTAL SERVICING FEE") to the extent of funds available therefor. Unless otherwise provided in the Prospectus Supplement, the Total Servicing Fee for each Monthly Period (together with any portion of the Total Servicing Fee that remains unpaid from prior Distribution Dates) may be paid at the beginning of such Monthly Period out of collections for such Monthly Period. In addition, with respect to each series of Certificates, the Servicer will be entitled to any late fees, prepayment charges or certain similar fees and charges collected during the Monthly Period, plus any interest earned during the Monthly Period on deposits in the related Collection Account and Payment Ahead Servicing Account (the "SUPPLEMENTAL SERVICING FEE"). The "PRINCIPAL BALANCE," as of any day, with respect to any Receivable, is equal to the Amount Financed minus the sum of either (a) in the case of a Scheduled Interest Receivable, (i) that portion of all Scheduled Payments due on or prior to such date allocable to principal, (ii) that portion of any Warranty Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal and (iii) any Prepayment applied by the Servicer to reduce the Principal Balance of such Receivable; or (b) in the case of a Simple Interest Receivable, (i) that portion of all payments received on or prior to such date allocable to principal and (ii) that portion of any Warranty Payment or Administrative Purchase Payment with respect to such Receivable allocable to principal.

      The Total Servicing Fee and the Supplemental Servicing Fee with respect to each series of Certificates is intended to compensate the Servicer for performing the functions of a third party servicer of automobile receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of obligors on the Receivables, investigating delinquencies, sending payment coupons to obligors, reporting tax information to obligors, paying costs of collections and policing the collateral. Such amounts will also compensate the Servicer for its services as the Receivables Pool administrator, including making Monthly Advances, accounting for collections, furnishing monthly and annual statements to the Trustee with respect to distributions and generating federal income tax information for the related Trust. Such amounts also will reimburse the Servicer for certain taxes, the Trustee's fees, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the related Receivables Pool. (Section 3.09).


SERVICING PROCEDURES

      The Servicer will make reasonable efforts to collect all payments due with respect to the Receivables held by any Trust and will, consistent with the related Agreement, follow such collection procedures as it follows with respect to comparable automotive receivables that it services for itself or others. (Section 3.02). See "Certain Legal Aspects of the Receivables." The Servicer is authorized to grant certain rebates, adjustments or extensions with respect to a Receivable subject to certain restrictions on amending or modifying Receivables, as described under "The Certificates -- Sale and Assignment of Receivables and Warranties Thereon." (Sections 3.02 and 3.07).

      If the Servicer determines that eventual payment in full of a Receivable is unlikely, the Servicer will follow its normal practices and procedures to realize upon such Receivable, including the repossession and disposition of the Financed Vehicle securing such Receivable at a public or private sale, or the taking of any other action permitted by applicable law. (Section 3.04). The Servicer will be entitled to receive an amount specified in the related Agreement as an allowance for amounts charged to the account of the obligor, in keeping with the Servicer's customary procedures, for refurbishing and disposition of the Financed Vehicle and other out-of-pocket costs related to the liquidation ("LIQUIDATION EXPENSES").
(Section 3.04).

REPORTS TO CLASS A CERTIFICATEHOLDERS

       With respect to each series of Certificates, on each Distribution Date, the Trustee will include with each distribution to each Class A Certificateholder (which will be Cede as the nominee for DTC unless Definitive Certificates are issued under the limited circumstances described herein) a statement setting forth the following information with respect to the related Monthly Period, to the extent applicable (Section 4.09(a)):

       (i)  the amount of the distribution allocable to principal;

      (ii)  the amount of the distribution allocable to interest;

     (iii) the aggregate Principal Balance as of the close of business on the last day of such Monthly Period;

      (iv) the amount of the Total Servicing Fee paid to the Servicer with respect to the related Monthly Period and the Certificateholder's Class A Percentage of the Total Servicing Fee;

       (v) the amount of the Class A Interest Carryover Shortfall and Class A Principal Carryover Shortfall, if any, on such Distribution Date and the change in such amounts from those of the prior Distribution Date;

      (vi) the Class A Pool Factor on such Distribution Date (after giving effect to payments allocated to principal reported under (i) above);

     (vii) the amount otherwise distributable to the Class B Certificateholders that is distributed to Class A Certificateholders on such Distribution Date;

    (viii) the balance of the Subordination Spread Account on such Distribution Date, after giving effect to distributions made on such Distribution Date, and the change in such balance from that of the prior Distribution Date;

      (ix) the aggregate amount in the Payment Ahead Servicing Account or on deposit with the Servicer as Payments Ahead and the change in such amount from the previous Distribution Date; and

       (x)  the amount of Monthly Advances on such Distribution Date.

      Each amount set forth pursuant to subclauses (i), (ii), (iv) and (v) above will be expressed as a dollar amount per $1,000 of original principal balance of a Class A Certificate.

       Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each related Agreement, the Trustee will mail to each person who at any time during such calendar year will have been a Class A Certificateholder, a statement containing the sum of the amounts described in (i), (ii), (iv) and (v) above for the purposes of such Class A Certificateholder's preparation of federal income tax returns. (Section 4.09(b)). See "Federal Income Tax Consequences."


EVIDENCE AS TO COMPLIANCE

      Each Agreement will provide that a firm of independent accountants will furnish to the Trustee on or before August 15 of each year, beginning the first August 15 which is at least twelve months after the related Closing Date, a statement as to compliance by the Servicer during the preceding twelve months ended June 30 with certain standards relating to the servicing of the related Receivables, the Servicer's accounting records and computer files with respect thereto and certain other matters. (Section 3.12).

      Each Agreement will also provide for delivery to the Trustee, on or before August 15 of such year, beginning the first August 15 which is at least twelve months after the related Closing Date, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the related Agreement throughout the preceding twelve months ended June 30 or, if there has been a default in the fulfillment of any such obligation, describing each such default. Such certificate may be provided as a single certificate making the required statements as to more than one Agreement. (Section 3.11).

      Copies  of  such   statements   and   certificates   may  be  obtained  by
Certificateholders by a request in writing to the Trustee addressed to the Corporate Trust Office. (Section 3.11(a)).

      In each Agreement, the Seller will agree to give the Trustee notice of any event which with the giving of notice or the lapse of time, or both, would become an Event of Default as defined in Section 8.01 therein. In addition, the Seller will agree to give the Trustee and the Trust notice of certain covenant breaches which with the giving of notice or lapse of time, or both, would become an Event of Default. (Section 3.11(b)).

CERTAIN MATTERS REGARDING THE SERVICER

      Each Agreement will provide that GMAC may not resign from its obligations and duties as the Servicer thereunder, except upon determination that GMAC's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed GMAC's servicing obligations and duties under the related Agreement. (Section 7.05).

      Each Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or the Certificateholders for taking any action or for refraining from taking any action pursuant to such Agreement or for errors in judgment; except that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of wilful misfeasance, bad faith or negligence (except errors in judgment) in the performance of the Servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. Each Agreement will further provide that the Servicer and its directors, officers, employees and agents will be reimbursed by the Trustee for any contractual damages, liability or expense incurred by reason of the Trustee's wilful misfeasance, bad faith or negligence (except errors in judgment) in the performance of the Trustee's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, each Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer's servicing responsibilities under such Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of such Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the related Trust, and the Servicer will be entitled to be reimbursed therefor out of the related Certificate Account. Any such indemnification or reimbursement will reduce the amount otherwise available for distribution to Certificateholders. (Section 7.03).

      Under the circumstances specified in each Agreement, any entity into which the Servicer or the Seller, as the case may be, may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Servicer or the Seller, as the case may be, is a party, or any entity succeeding to the business of the Servicer or the Seller, as the case may be or with respect to its obligations as Servicer, any entity 50% or more of the voting interests of which are owned, directly or indirectly, by General Motors, which entity in each of the foregoing cases assumes the obligations of the Servicer or the Seller, as the case may be, will be the successor of the Servicer or the Seller, as the case may be, under each Agreement. (Sections 6.02 and 7.02). The Servicer may at any time subcontract any duties as Servicer under any Agreement to any entity more than 50% of the voting interests of which are owned, directly or indirectly, by General Motors. The Servicer may at any time perform specific duties as Servicer through subcontractors who are in the business of servicing receivables similar to the Receivables, provided that no such delegation will relieve the Servicer of its responsibility with respect to such duties. (Section 7.04).


EVENTS OF DEFAULT

      With respect to any series of Certificates, "EVENTS OF DEFAULT" under the related Agreement will consist of (i) any failure by the Servicer to make any required distribution, payment, transfer or deposit or to direct the Trustee to make any required distribution, which failure continues unremedied for five business days after receipt by the Servicer of notice thereof from the Trustee or discovery of such failure by an officer of the Servicer; (ii) any failure by the Seller or the Servicer to observe or perform in any material respect any other of its covenants or agreements in the related Agreement which failure materially and adversely affects the rights of Certificateholders and which continues unremedied for 90 days after the giving of written notice of such failure to the Seller, by the Trustee or to the Seller and the Trustee by the holders of Class A Certificates evidencing not less than 25% of the voting interests thereof; (iii) any representation, warranty or certification made by the Servicer in such Pooling and Servicing Agreement or in any certificate delivered pursuant thereto proves to have been incorrect when made and which has a material adverse effect on the rights of the related Securityholders and which effect continues unremedied for a period of 60 days after the giving of written notice thereof to the Servicer by the Trustee; or (iv) certain events of bankruptcy insolvency or receivership with respect to the Servicer. (Section 8.01).

      Notwithstanding the foregoing, there will be no Servicer Default where a Servicer Default would otherwise exist under clause (i) above for a period of ten Business Days or under clause (ii) for a period of 60 days if the delay or failure giving rise to such Servicer Default was caused by an act of God or other similar occurrence. Upon the occurrence of any such event, the Servicer will not be relieved from using reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and the Servicer will provide the Trustee, the Seller and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.


RIGHTS UPON EVENT OF DEFAULT

      As long as an Event of Default under an Agreement remains unremedied, the Trustee or holders of Class A Certificates evidencing at least a majority of the voting interests thereof may terminate all of the rights and obligations of the Servicer under such Agreement, whereupon such Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Default other than such appointment has occurred, such trustee or official may have the power to prevent the Trustee or the Certificateholders from effecting a transfer of servicing. If the Trustee is unwilling to act, then it may and if it is unable to so act, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a successor having a net worth of at least $100,000,000 and whose regular business includes the servicing of automobile receivables and which satisfies the other criteria set forth in the Agreement. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the servicing compensation to the Servicer under the related Agreement. (Sections 8.02 and 8.03).


WAIVER OF PAST DEFAULTS

      With respect to each Trust, the holders of Class A Certificates evidencing at least a majority of the voting interests thereof may waive any default by the Servicer in the performance of its obligations under the related Agreement and its consequences, except a default in making any required deposits to or payments from the related Collection Account or Certificate Account in accordance with the Agreement. No such waiver will impair the rights of the Trustee or the Certificateholders with respect to subsequent defaults. (Section 8.05).


AMENDMENT

      Each Agreement may be amended by the Seller, the Servicer and the Trustee without the consent of the Class A Certificateholders (i) to cure any ambiguity,
(ii) to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein, (iii) to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of Certificateholders, (iv) to add to the covenants, restrictions or obligations of the Seller, the Servicer or the Trustee for the benefit of Certificateholders or
(v) to add, change or eliminate any other provisions of such Agreement in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders. Each such Agreement may also be amended by parties thereto with the consent of the holders of Certificates evidencing at least a majority of the voting interests of each class of Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of Certificateholders; except that no such amendment may (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions of payments that are required to be made on any related Certificate, the applicable Pass Through Rate or the applicable Specified Subordination Spread Account Balance, (b) adversely affect the rating by any Rating Agency of the Certificates without the consent of holders of Certificates evidencing at least two-thirds of the voting interests of the outstanding Certificates or (c) reduce the aforesaid percentage required of Certificateholders to consent to any such amendment without the consent of all Certificateholders. (Section 11.01).


TERMINATION

      With respect to each Trust, the respective obligations of the Seller, the Servicer and the Trustee created by each Agreement will terminate upon the distribution to the related Certificateholders of all amounts required to be distributed to them pursuant to such Agreement. In order to avoid excessive administrative expense, the Servicer, or its successor, is permitted at its option to purchase from the related Trust, as of the last day of any Monthly Period as of which the aggregate Principal Balance of all Receivables held by the related Trust is equal to or less than 10% of the Aggregate Amount Financed, the corpus of such Trust at a price equal to the aggregate Administrative Purchase Payments for the related Receivables plus the appraised value of any other property held as part of such Trust less Liquidation Expenses. Exercise of such right and the subsequent distribution to Certificateholders of all amounts required to be distributed to them pursuant to the related Agreement will effect early retirement of such Certificates. In such case, the Trustee will give written notice of termination to each Certificateholder of record. The final distribution to any Certificateholder will be made only upon surrender and cancellation of such Certificateholder's Certificate at an office or agency of the Trustee specified in the notice of termination. (Sections 10.01 and 10.02).


DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Receivables or related documents, and will not be accountable for the use or application by the Seller or the Servicer of any funds paid to the Seller or the Servicer in respect of the Certificates or the Receivables, or the investment of any monies by the Servicer before such monies are deposited into the related Certificate Account. The Trustee will not independently verify any Receivables. If no Event of Default has occurred, the Trustee will be required to perform only those duties specifically required of it under the related Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee, in which case it will only be required to examine them to determine whether they conform to the requirements of the related Agreement. (Sections 9.01 and 9.05).


THE TRUSTEE

      The First National Bank of Chicago will be the Trustee. The Trustee and any of its affiliates may hold Certificates in their own names. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee, with the consent of the Servicer, will have the power to appoint co-trustees or separate trustees of all or any part of each Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by an Agreement will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. (Section 9.12).

      The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by an Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. (Section 9.04). No Certificateholder will have any right under an Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Class A Certificates evidencing not less than 25% of the voting interests of such series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 30 days has neglected or refused to institute any such proceedings. (Section 11.03).

      The Trustee may give notice of its intent to resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the related Agreement or if the Trustee becomes insolvent or unable to act. In such circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. (Section 9.09).

      Each Agreement will provide that the Servicer will pay the Trustee's fees. (Section 9.07). Each Agreement will further provide that the Trustee will be entitled to indemnification by the Servicer for, and will be held harmless against, any loss, liability or expense incurred by the Trustee in the acceptance or performance of its duties under such Agreement (other than through its own wilful misfeasance, bad faith or negligence (other than errors in judgment) or by reason of a breach of any of its representations or warranties set forth in such Agreement). (Sections 6.01, 7.01 and 9.07). Any such indemnification by a Trust will reduce the amount otherwise available for distribution to Certificateholders.

                      CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTEREST IN VEHICLES

      In all states in which the Receivables are originated, retail instalment sale contracts such as the Receivables evidence the credit sale of automobiles and light trucks by dealers to purchasers. The contracts also will constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables are originated, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title.

      With respect to each Trust, pursuant to the related Purchase Agreement, GMAC will assign its security interest in the Financed Vehicles securing the related Receivables to the Seller and pursuant to each Agreement, the Seller will assign its security interest in the Financed Vehicles securing the Receivables to the Trust. However, because of the administrative burden and expense, no certificate of title will be amended to identify the related Trust as the new secured party relating to a Financed Vehicle. Also, the Servicer will continue to hold any certificates of title relating to the vehicles in its possession as custodian for the Seller and the Trustee pursuant to the related Custodian Agreement. See "The Certificates--Sale and Assignment of Receivables and Warranties Thereon."

      In most states, an assignment such as that under both the related Purchase Agreement and the related Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In the absence of fraud or forgery by the vehicle owner or GMAC or administrative error by state or local agencies, in most states the notation of the Servicer's lien on the certificates of title will be sufficient to protect the related Trust against the rights of subsequent purchasers of a Financed Vehicle from an obligor or subsequent lenders to an obligor who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which GMAC failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the Financed Vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of GMAC's warranties under the related Purchase Agreement and, if the interests of the Certificateholders in the related Receivable are materially and adversely affected, would create an obligation of GMAC to repurchase such Receivable unless the breach is cured. See "The
Certificates--Sale and Assignment of Receivables and Warranties Thereon." Similarly, the security interest of the related Trust in the vehicle could be defeated through fraud or negligence and, because such Trust is not identified as the secured party on the certificate of title, by the bankruptcy petition of the obligor.

      Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicles in the state of relocation. In states that do not require surrender of a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, the Servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the Servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Receivable before release of the lien. Under each Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles.

      Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. With respect to each series of Certificates, GMAC will have represented to the Seller that, as of the date of issuance of the Certificates of such series, each security interest in a Financed Vehicle is or will be prior to all other present liens (other than tax liens and other liens that arise by operation of law) upon and security interests in such Financed Vehicle. The Seller will have assigned such representation, among others, to the related Trust pursuant to the related Agreement. However, liens for repairs or taxes, or the confiscation of a Financed Vehicle, could arise at any time during the term of a Receivable. No notice will be given to the Trustee or Certificateholders if such a lien or confiscation arises.


REPOSSESSION

      In the event of default by vehicle purchasers, the holder of the retail instalment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. Among Uniform Commercial Code remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Self-help is the method employed by the Servicer in most cases and is accomplished simply by taking possession of the Financed Vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court and the vehicle must then be repossessed in accordance with that order. A secured party may be held responsible for damages caused by a wrongful repossession of a vehicle.


NOTICE OF SALE; REDEMPTION RIGHTS

      The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, a consent order between the Servicer and the Federal Trade Commission ("FTC REPOSSESSION CONSENT ORDER") imposes similar requirements for the giving of notice for any such sale. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent instalments or the unpaid balance.


DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

      The proceeds of resale of the Financed Vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. In many instances, the remaining principal amount of such indebtedness will exceed such proceeds. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

      Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the UCC and the FTC Repossession Consent Order require the creditor to remit the surplus to the former owner of the vehicle.


CONSUMER PROTECTION LAWS

      Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code (the "UCCC") and state sales finance and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables (or, if a seller with respect to a Receivable is not liable for indemnifying the related Trust as assignee of the Receivables from the Seller, failure to comply could impose liability on an assignee in excess of the amount of the Receivable).

      The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission (the "FTC RULE"), the provisions of which are generally duplicated by the UCCC, other state statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction (and certain related creditors and their assignees) to all claims and defenses which the obligor in the transaction could assert against the seller. Liability under the FTC Rule is limited to the amounts paid by an obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

      Most of the Receivables held by any Trust will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the related Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the Receivable. If an obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of GMAC's warranties under the related Agreement and may create an obligation of GMAC to repurchase the Receivables unless the breach is cured in all material respects. See "The Certificates--Sale and Assignment of the Receivables and Warranties Thereon."

      Courts have imposed general equitable principles upon secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

      In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

      Under each Purchase Agreement, GMAC will represent to the Seller that each related Receivable complies with all requirements of law in all material respects. The Seller will assign such representation, among others, to the related Trust. Accordingly, if an obligor has a claim against the Trust for violation of any law and such claim materially and adversely affects the related Trust's interest in a Receivable, such violation may constitute a breach and would create an obligation of GMAC to repurchase such Receivable unless the breach is cured in all material respects. See "The Certificates--Sale and Assignment of the Receivables and Warranties Thereon."


OTHER LIMITATIONS

      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing the Financed Vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the Financed Vehicle at the time of bankruptcy, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of finance charge and time of repayment of the indebtedness.


TRANSFERS OF VEHICLES

      The Receivables prohibit the sale or transfer of a Financed Vehicle without the Servicer's consent and will permit the Servicer to accelerate the maturity of the Receivable upon a sale or transfer without the Servicer's consent. The Servicer will not consent to a sale or transfer and will require prepayment of the Receivable. Although the Servicer, as agent of the Trustee, may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the vehicle, the new obligation will not be included in the related Receivables Pool.


                          FEDERAL INCOME TAX CONSIDERATIONS

      The following is a general discussion of the material federal income tax considerations relevant to the purchase, ownership and disposition of Class A Certificates which are purchased in the initial distribution thereof. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not purport to deal with all federal tax considerations applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary is generally directed to prospective purchasers who purchase the Class A Certificates in the initial distribution thereof, who are citizens or residents of the United States, including domestic corporations and partnerships, and who will hold the Class A Certificates as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "CODE"). Investors should consult their tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Class A Certificates. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "SERVICE") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.


TAX STATUS OF THE TRUST

      In the opinion of Kirkland & Ellis, special counsel to the Seller ("TAX COUNSEL"), each Trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. Subject to the discussion below under "Treatment of Fees or Payments," each Class A Certificate Owner will be treated as the owner of a pro rata undivided interest in the applicable Class A Percentage of the ordinary income and corpus portions of the related Trust.


INCOME OF CERTIFICATEHOLDERS

      Subject to the discussion below under "Treatment of Fees or Payments," in the opinion of Tax Counsel, each Class A Certificate Owner will be required to report on its federal income tax return, in a manner consistent with its method of accounting, its pro rata share of the applicable Class A Percentage of the entire income of the related Trust, including interest or finance charges earned on the Receivables held by such Trust and any gain or loss upon collection or disposition of such Receivables. The portion of each monthly payment to a Class A Certificate Owner that is allocable to principal will represent a recovery of capital, which will reduce the tax basis of such Class A Certificate Owner's undivided interest in the Receivables held by the related Trust. In computing its federal income tax liability, a Class A Certificate Owner generally will be entitled to deduct, consistent with its method of accounting, its pro rata share of reasonable servicing fees and other fees paid or incurred by the related Trust as provided in Section 162 or 212 of the Code. However, if a Class A Certificate Owner is an individual, estate or trust, the deduction for its pro rata share of such fees will be subject to certain limitations. In particular, the deduction (taken together with all of such person's other miscellaneous itemized deductions) will be allowed, for regular tax purposes, only to the extent that all of such person's miscellaneous itemized deductions, including such person's share of such fees, exceed 2% of such person's adjusted gross income (including any income from the Certificates) and (in the case of an individual) only to the extent that all of such person's itemized deductions (as defined in Section 68(c) of the Code) exceed an amount equal to the lesser of
(i) 3% of such person's adjusted gross income in excess of certain statutorily-defined thresholds which are adjusted annually for inflation (for 1996, $117,950 for married individuals filing jointly) or (ii) 80% of such itemized deductions. The deduction will not be allowed for alternative minimum tax purposes. Because the Trustee will not report to Class A Certificate Owners the amount of income or deductions attributable to the related Surplus Interest, Supplemental Servicing Fee or Prepayment Surplus, any such Class A Certificate Owner who is an individual, estate or trust may effectively underreport its net taxable income. See "Treatment of Fees and Payments" below for a discussion of other possible consequences if amounts paid to the Servicer exceed reasonable compensation for services rendered.

      TREATMENT OF FEES OR PAYMENTS. It is expected that income will be reported to Class A Certificate Owners on the assumption that the Class A Certificate Owners own a 100% interest in the applicable Class A Percentage in all of the principal and interest derived from the related Receivables. However, a portion of the amounts paid to the Servicer or the Seller may exceed reasonable fees for services rendered, by reason of the extent to which either the weighted average APR of the Receivables, or the individual stated APRs of some of the
Receivables, exceed the Pass Through Rate. There are no authoritative guidelines, for federal income tax purposes, as to the maximum amount of compensation that may be considered reasonable for servicing the Receivables or performing other services, in the context of this or similar transactions; accordingly, Tax Counsel is unable to give an opinion on this issue. If amounts paid to the Servicer or the Seller exceed reasonable compensation for services provided, the Servicer or the Seller or both may be viewed as having retained, for federal income tax purposes, an ownership interest in a portion of each interest payment with respect to certain Receivables. As a result, such Receivables may be treated as "stripped bonds" within the meaning of the Code.

      To the extent that the Receivables are characterized as "stripped bonds," the income of the related Trust allocable to Class A Certificate Owner would not include the portion of the interest on the Receivables treated as having been retained by the Servicer or the Seller, as the case may be, and such Trust's deductions would be limited to reasonable servicing fees and other fees. In addition, a Class A Certificate Owner purchasing Certificates in the initial distribution thereof would not be subject to the market discount and premium rules discussed below with respect to the stripped Receivables, but instead would be subject to the original issue discount ("OID") rules of the Code. However, if the price at which a Class A Certificate Owner were deemed to have acquired a stripped Receivable is less than the remaining principal balance of such Receivable by an amount which is less than a statutorily defined DE MINIMIS amount, such Receivable would not be treated as having OID. In general, it appears that the amount of OID on a Receivable treated as a "stripped bond" will be DE MINIMIS if it is less than 1/4 of 1% for each full year remaining after the purchase date until the final maturity of the Receivable, although the IRS could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID was DE MINIMIS under this rule, the actual amount of discount on such a Receivable would be includible in income as principal payments are received on the Receivable.

      If the OID on a Receivable were not treated as DE MINIMIS, a Class A Certificate Owner would be required to include any OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the Receivables. It is possible that the IRS could assert that a prepayment assumption should be used in computing the yield of a stripped Receivable. If a stripped Receivable is deemed to be acquired by a Class A Certificate Owner at a significant discount, such prepayment assumption could accelerate the accrual of income by a Class A Certificate Owner. No representation is made, nor is Tax Counsel able to give an opinion, that Receivables will prepay at any particular rate.

      It is also possible that any fees deemed to be excessive could be recharacterized as deferred purchase price payable to the Seller by Class A Certificate Owners in exchange for the related Receivables. The likely effect of such recharacterization would be to increase current taxable income to a Class A Certificate Owner.

      DISCOUNT AND PREMIUM. If the price at which a Class A Certificate Owner were deemed to have acquired a Receivable is less than the remaining principal balance of such Receivable by an amount which is less than a statutorily defined DE MINIMIS amount, such Receivable would not be treated as having OID. In general, under Regulations it appears that the amount of OID on a Receivable treated as a "stripped bond" will be DE MINIMIS if it is less than 1/4 of 1% for each full year remaining after the purchase date until the final maturity of the Receivable, although the Service could take the position that the weighted average maturity date, rather than the final maturity date, should be used in performing this calculation. If the amount of OID is DE MINIMIS under this rule, the actual amount of discount on such a Receivable would be includible in income as principal payments are received on the Receivable.

      If the OID on a Receivable were not treated as DE MINIMIS, a Class A Certificate Owner would be required to include any such OID in income as it accrues, regardless of when cash payments are received, using a method reflecting a constant yield on the Receivables. Moreover, the Service could assert that a prepayment assumption should be used in computing the yield to maturity of a Receivable. If a Receivable is deemed to be acquired by a Class A Certificate Owner at a significant discount, such prepayment assumption could accelerate the accrual of income by a Class A Certificate Owner. No representation is made, nor is Tax Counsel able to give an opinion, that the Receivable will prepay at any particular rate.

      In the opinion of Tax Counsel, in the event that a Receivable held by any Trust is treated as purchased at a premium (i.e., the purchase price exceeds the sum of principal payments to be made thereon), such premium will be amortizable by a Class A Certificate Owner as an offset to interest income (with a corresponding reduction in the Class A Certificate Owner's basis) under a constant yield method over the term of such Receivable if an election under
Section 171 of the Code is made (or was previously in effect in accordance with the provisions of the Tax Reform Act of 1986).


      SALE OF A CLASS A CERTIFICATE. In the opinion of Tax Counsel, if a Class A Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Class A Certificate Owner's adjusted basis in such Class A Certificate. A Class A Certificate Owner's adjusted basis will equal the cost of the Class A Certificate, increased by any discount previously included in income and decreased by any deduction previously allowed for accrued premium and by the amount of principal payments previously received on the Receivables held by the related Trust.


BACKUP WITHHOLDING

      Payments made on Class A Certificates and proceeds from the sale of Class A Certificates will not be subject to a "backup" withholding tax of 31% unless, in general, the Class A Certificate Owner fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.


                                ERISA CONSIDERATIONS

      Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally, any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of such plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

      Pursuant to a final regulation (the "FINAL REGULATION") issued by the Department of Labor ("DOL") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code or an individual retirement account (collectively referred to as "BENEFIT PLANS"), the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Class A Certificates, the related Trust could be deemed to hold plan assets.


      Unless otherwise provided in the related Prospectus Supplement, the DOL has granted an administrative exemption (an "EXEMPTION") to the underwriter specified in the related Prospectus Supplement from certain of the prohibited transaction and conflict of interest rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates in pass-through trusts with respect to which such underwriter is the sole underwriter or the manager or co-manager of the underwriting syndicate and that consist of certain receivables, loans and other obligations that meet the conditions and requirements of such Exemption. The receivables covered by an Exemption include motor vehicle instalment obligations such as the Receivables. An Exemption will apply only if specific conditions (certain of which are described below) are met. The Seller believes that an Exemption will apply to the acquisition and holding of each series of Class A Certificates by Benefit Plans and that all conditions of such Exemption other than those within the control of the investors have been or will be met.

      Among the conditions which must be satisfied for an Exemption to apply to the acquisition by a Benefit Plan of Class A Certificates are the following:

            (1) The acquisition of the Class A Certificates by a Benefit Plan is on terms (including the price for the Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's-length transaction with an unrelated party;

            (2) The rights and interests evidenced by the Class A Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the related Trust;

            (3) The Class A Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P.;

            (4) The sum of all payments made to the related underwriters in connection with the distribution of such Class A Certificates represents not more than reasonable compensation for underwriting such Class A Certificates. The sum of all payments made to and retained by the Seller pursuant to the sale of the Receivables to the related Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services as servicer under the related Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

            (5) The Trustee is not an "affiliate" (as defined in the Exemption) of any other member of the Restricted Group (as defined below);

            (6) The Benefit Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933 as amended; and

            (7)  The related Trust satisfies the following requirements:

            (a) the corpus of such Trust consists solely of assets of the type which have been included in other investment pools,

            (b) certificates in such other investment pools have been rated in one of the three highest generic rating categories of Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P. for at least one year prior to the Benefit Plan's acquisition of Class A Certificates, and

            (c) certificates evidencing interests in such other investment pools have been purchased by investors other than Benefit Plans for at least one year prior to any Benefit Plan's acquisition of Class A Certificates.

      Certain transactions are not covered by an applicable exemption. An Exemption does not exempt the acquisition and holding of Class A Certificates by Benefit Plans sponsored by the Seller, the underwriters, the Trustee, the Servicer, or any "obligor" (as defined in the Exemption) with respect to Receivables included in the related Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in such Trust or any affiliate of such parties (the "RESTRICTED GROUP"). Unless otherwise provided in the related Prospectus Supplement, as of the date thereof, no obligor with respect to Receivables included in any Trust will constitute more than five percent of the aggregate unamortized principal balance of such Trust. Moreover, the exemptive relief from the self-dealing/conflict of interest prohibited transaction rules of ERISA is available, only if, among other requirements (i) the person who has discretionary authority or renders investment advice with respect to the investment of a Benefit Plan's assets in the Class A Certificates (or such person's affiliate) is an obligor with respect to five percent or less of the fair market value of the assets contained in the related Trust, (ii) a Benefit Plan's investment in such Class A Certificates does not exceed 25% of all of the Class A Certificates of such series outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of a Benefit Plan with respect to which the person who has discretionary authority or renders investment advice are invested in certificates representing an interest in a trust containing assets sold or serviced by the same entity and
(iv) in the case of the acquisition of Class A Certificates in connection with their initial issuance, at least 50% of such Class A Certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the related Trust is acquired by persons independent of the Restricted Group.

      An applicable Exemption will also apply to transactions in connection with the servicing, management and operation of the related Trust, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to investing Benefit Plans before the Plans purchase Class A Certificates issued by the related Trust. Each Agreement is a pooling and servicing agreement as defined in the related Exemption. All transactions relating to the servicing, management and operations of each Trust will be carried out in accordance with the related Agreement, which Agreement is described in all material respects in "The Certificates" and in the related Prospectus Supplement.

      Any Benefit Plan fiduciary considering the purchase of Class A Certificates should consult with its counsel with respect to the applicability of the related Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the Certificates are an appropriate investment for a Benefit Plan under ERISA and the Code.


                                PLAN OF DISTRIBUTION

      On the terms and conditions set forth in an underwriting agreement (an "UNDERWRITING AGREEMENT") with respect to each series of Certificates, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of Class A Certificates set forth therein and in the related Prospectus Supplement.

      In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Class A Certificates described therein which are offered hereby and by the related Prospectus Supplement if any of such Class A Certificates are purchased. In the event of a default by any underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased or the Underwriting Agreement may be terminated.

      Each Prospectus Supplement will either (i) set forth the price at which the Class A Certificates being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Certificates or (ii) specify that the Class A Certificates are to be resold by such Underwriter in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Certificates, the public offering price and such concessions may be changed.

      Each Underwriting Agreement will provide that the Seller will indemnify the related underwriters against certain liabilities, including liabilities under the Securities Act.

      The place and time of delivery for the Certificates in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement. The Trustee may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the Underwriters.


                                   LEGAL OPINIONS

      Certain legal matters relating to the Certificates will be passed upon for the Seller and the Servicer by Robert L. Schwartz, Esq., General Counsel of the Seller and Assistant General Counsel of GMAC, and by Kirkland & Ellis, special counsel to the Seller and the Servicer. Mr. Schwartz owns shares of each of the classes of General Motors common stocks and has options to purchase shares of General Motors common stock, $1-2/3 par value. Certain federal income tax matters will be passed upon for the Seller by Kirkland & Ellis.




                                   ---------------

                                   INDEX OF TERMS

      Set forth below is a list of the defined terms used in this Prospectus and the pages on which the definitions of such terms may be found herein.

                                                              Page
                                                              ----

Additional Servicing.................................
Administrative Purchase Payment......................
Administrative Receivable............................
Aggregate Amount Financed............................
Aggregate Net Losses ................................
Agreement ...........................................
Amount Financed......................................
APR..................................................
Available Interest ..................................
Available Principal..................................
Basic Servicing Fee..................................
Basic Servicing Fee Rate.............................
Benefit Plans........................................
Cede.................................................
Certificate Account..................................
Certificate Owner....................................
Certificateholders...................................
Certificates.........................................
Charge-off Rate......................................
Class A Certificateholder............................
Class A Certificates.................................
Class A Certificate Balance..........................
Class A Certificate Owner............................
Class A Distributable Amount.........................
Class A Interest Carryover Shortfall.................
Class A Interest Distributable Amount................
Class A Percentage...................................
Class A Pool Factor..................................
Class A Principal Carryover Shortfall................
Class A Principal Distributable Amount...............
Class B Certificateholder............................
Class B Certificates.................................
Class B Certificate Balance..........................
Class B Distributable Amount.........................
Class B Interest Distributable Amount................
Class B Percentage ..................................
Class B Principal Distributable Amount...............
Closing Date.........................................
Code ................................................
Collection Account...................................
Commission...........................................
Cutoff Date..........................................
Definitive Certificates..............................
Delinquency Percentage...............................
Depository...........................................
Distribution Date....................................
DOL..................................................
DTC..................................................
ERISA................................................

                                                              Page
                                                              ----

Events of Default....................................
Excess Payment.......................................
Excess Simple Interest Collections...................
Exemption............................................
Financed Vehicles....................................
FTC Repossession Consent Order.......................
FTC Rule.............................................
Holders..............................................
Indirect Participants ...............................
Initial Class A Certificate Balance .................
Initial Class B Certificate Balance .................
Insolvency Laws .....................................
Liquidating Receivables .............................
Liquidation Expenses ................................
Liquidation Proceeds ................................
Maximum Subordination Spread Amount..................
Minimum Subordination Spread Amount..................
Monthly Advance .....................................
Monthly Period ......................................
Participants ........................................
Pass Through Rate ...................................
Payment Ahead .......................................
Payment Ahead Servicing Account .....................
Prepayment ..........................................
Prepayment Surplus ..................................
Principal Balance ...................................
Prospectus Supplement ...............................
Purchase Agreement ..................................
Receivables .........................................
Receivables Pool ....................................
Record Date .........................................
Registration Statement...............................
Required Deposit Rating .............................
Restricted Group ....................................
Rules ...............................................
Schedule of Receivables .............................
Scheduled Interest Advance ..........................
Scheduled Interest Receivable .......................
Scheduled Payments ..................................
Securities Act.......................................
Seller ..............................................
Service .............................................
Servicer ............................................
Simple Interest Advance .............................
Simple Interest Receivable ..........................
Specified Subordination Percentage ..................
Specified Subordination Spread Account Balance ......
Subordination Initial Deposit .......................
Subordination Spread Trigger ........................
Supplemental Servicing Fee ..........................
Surplus Interest ....................................
Tax Counsel .........................................
Total Available Amount ..............................
Total Servicing Fee .................................

                                                              Page
                                                              ----

Trigger Subordination Spread Amount..................
Trust ...............................................
Trustee .............................................
UCCC  ...............................................
Underwriters ........................................
Underwriting Agreement ..............................
United States person ................................
Warranty Payment ....................................
Warranty Receivable .................................

      NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE SELLER, THE SERVICER OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                                  TABLE OF CONTENTS

                                                              Page
                                                              ----
                Prospectus Supplement
The Certificates.....................................
The Receivables Pool.................................
ERISA Considerations.................................
Underwriting.........................................
Legal Matters........................................

                      Prospectus
Available Information ...............................
Reports to Class A Certificateholders
  By The Trustee.....................................
Prospectus Summary...................................
The Trusts...........................................
The Receivables .....................................
Class A Pool Factor and Trading Information .........
Use of Proceeds .....................................
The Seller ..........................................
The Servicer ........................................
The Certificates ....................................
Certain Legal Aspects of the Receivables ............
Federal Income Tax Consequences .....................
ERISA Considerations ................................
Plan of Distribution ................................
Legal Opinions ......................................
Index of Terms ......................................

                                    -----------------